                                                                     Exhibit 4.4

                                     THIRD
                  LOAN MODIFICATION AND FORBEARANCE AGREEMENT


         THIS THIRD LOAN MODIFICATION AND FORBEARANCE AGREEMENT, effective as of this 15/th/ day of January, 2001 (the "Agreement"), is by and among CMI CORPORATION, an Oklahoma corporation ("Borrower"), MACHINERY INVESTMENT CORPORATION, an Oklahoma corporation ("Machinery"), CMI LIMITED PARTNERSHIP, an Oklahoma limited partnership ("CMILP"), CMI CEDAR FALLS, INC., an Iowa corporation ("Cedar"), CMI JOHNSON CORPORATION, an Illinois corporation ("Johnson"), BROWNWOOD ROSS COMPANY, a Texas corporation ("Brownwood"), R M BARTON CO., INC., an Oklahoma corporation ("Barton"), CMI INTERNATIONAL (U.K.), LTD., a corporation organized pursuant to the laws of the United Kingdom ("International") (each individually a collateral grantor and/or a guarantor and hereinafter referred to as "grantor" and/or "guarantor"), CMI SALES CO., L.L.C., an Oklahoma limited liability company (another "guarantor") and BANK OF OKLAHOMA, N.A., a national banking association ("BOK"), and each of the financial institutions which is a party hereto (hereinafter collectively referred to as "Banks", and individually, "Bank") and BOK as "Agent".

                                   RECITALS
                                   --------

         A. By a Restated Credit Agreement dated effective February 3, 2000 as amended by that certain First Amendment to Restated Credit Agreement dated June 15, 2000 (the "Credit Agreement"), the Banks established a revolving line of credit in an amount not to exceed One Hundred Million Dollars ($100,000,000.00) as evidenced by revolving promissory notes in the aggregate principal amount of $100,000,000.00 (the "Notes").

         B. Pursuant to the Credit Agreement and that certain Intercreditor Agreement dated June 15, 2000 by and between Bank, Borrower and Principal Life Insurance Company ("Principal"), Borrower and certain of its affiliated entities granted the Banks and Principal a security interest in its accounts receivable, inventory, machinery, and equipment, and mortgaged to the Banks and Principal its real estate located in the states of Oklahoma, Texas and South Dakota (the "Intercreditor Agreement").

         C. The obligations of Borrower pursuant to the Credit Agreement are also secured by certain Guaranty Agreements executed contemporaneously with the Credit Agreement by certain Guarantors.

         D. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         E. The Notes and all obligations set forth in the Agreement are secured by the collateral described in the Agreement and Recital "B" above.

         F. Borrower has failed to comply with certain of its obligations set forth in the Credit Agreement including, but not limited to, certain financial covenants, and as a result, is in default under the terms of the Agreement.

         G. By a Loan Modification and Forbearance Agreement dated as of September 26, 2000, the Banks agreed to forbear from the exercise of their rights and remedies under the Agreement until November 15, 2000 ("the Original Forbearance Agreement").

         H. By a Second Loan Modification and Forbearance Agreement dated as of November 15, 2000, the Banks agreed to forbear from the exercise of their rights and remedies under the Agreement until January 15, 2001 (the "Second Forbearance Agreement" and the Original Forbearance Agreement together with the Second Forbearance Agreement shall be referred to herein as the "Former Forbearance Agreements").

         I. The parties have agreed to enter into this Agreement to forbear for an additional period or periods for the purpose of enabling Borrower to refinance its obligations to the Banks with another lender or to otherwise obtain funds to satisfy such obligations in full.

         NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

         1.1 Except as otherwise set forth herein, all terms capitalized but not otherwise defined shall be defined as set forth in the Credit Agreement.

         1.2  Additional Defined Terms. As used in this Agreement, each of the
              ------------------------
following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

              "Available Commitment" shall mean that amount available to
               --------------------
         Borrower at any point in time equal to the difference between the Revolving Commitment and the Revolving Balance.

              "Base Revolving Notes" shall mean those revolving promissory notes
               --------------------
         from Borrower in favor of each Bank in the combined principal amount of $32,448,601.20 together with and any and all replacements, modifications and renewals thereof, which such notes shall be in substantially the form of Exhibit A attached hereto.

              "Borrowing Base" shall mean, at any time, the amount as derived by
               --------------
         the formula (a + b + c + d + e + f) as detailed below:

               a) 57.5701% (or 71.9626% multiplied by 80%) of Eligible Accounts Receivable which are those accounts receivable resulting from a bona fide outright sale of goods by the Borrower (for the purposes of this definition, the term "Borrower" shall also refer to Borrower's Affiliates) or from the fully completed performance of services by the Borrower which have been invoiced by Borrower and are due from an account debtor. The term "Eligible Accounts Receivable" specifically does not include the following ineligible accounts:

               . an account receivable on regular terms which is due and payable within 30 days of the date of invoice and is greater than 60 days past due (the "Accounts *60 days past due")

               . an account receivable on extended terms which is due and payable from 31 days past the date of invoice but no more than 120 days past the date of invoice and is greater than 10 days past due (the "Extended terms *10 days past due")

               . all of the accounts receivable of a single account debtor if more than 20% of the total accounts receivable due are 60 days past due for accounts receivable on regular terms or 30 days past due for accounts receivable on extended terms due (the "20% past due rule")

               . accounts receivable owing by a account debtor that alone or with its affiliates, constitute in excess of 15% of the total accounts receivable of the Borrower; provided, however, only the amount of such receivables over 15% will be excluded as ineligible (the "15% concentration rule")

               . an account receivable due from an account debtor which is a subsidiary of, related to or affiliated with the Borrower; or where the account debtor and the Borrower have common shareholders, officers, or directors; or where the account debtor is an officer, employee, director or agent of the Borrower (the "Affiliated accounts")

               . the portion of the account receivable which is subject to, could be subject to, or the Borrower has received notice of, a claim, set-off, allowance or adjustment by the account debtor, including, but not limited to, as ineligible, the portion of the account receivable equal to the amount owed to an account debtor which or who is also a creditor of the Borrower (the "Contra accounts")

* Denotes greater than

               . the aggregate amount of accounts receivable due from account debtors located outside of the United States which exceed $500,000 but not including for purposes of determining that $500,000 threshold amount those accounts receivable resulting from goods shipped or services provided after receipt by Borrower from the account debtor of an irrevocable letter of credit that (i) has been issued or confirmed by a financial institution acceptable to Agent, (ii) is in form and substance acceptable to Agent, and (iii) is payable in the full face amount of the face value of the account receivable in United States Dollars at a place of payment located within the United States (the "Foreign accounts *$500,000 with no L/C")

               . accounts receivable due to foreign subsidiaries of Borrower (the "Foreign subsidiaries' accounts receivable")

               . an account receivable wherein the account debtor is the United States or any department agency, instrumentality of the United States, or any state, county, city, town, municipality, or division thereof (the "Government accounts receivable")

               . an account receivable due from an account debtor which has filed (or had filed against it), any petition or other application for relief under federal or state bankruptcy or insolvency laws (the "Bankruptcy / insolvency accounts")

               . an account receivable due from an account debtor which has placed the order for the good or service from which the account receivable arose on a cash-on-delivery basis (the "C-O-D accounts")

               . an account receivable resulting from a progress billing for goods not completed or services not fully performed (the "Progress billings")

               . an account receivable resulting from goods not shipped and where title has not passed (the "Bill and holds where title has not passed")

               . an account receivable which Agent has determined is unsatisfactory (any such determination must be reasonably made) (hereinafter referred to as (the "Other ineligible accounts receivable")

               . additionally, there shall be deducted from Eligible Accounts Receivable any credit balances in the Borrower's accounts receivable aging which are 60 days past due date for accounts on regular terms (the "Credit balances *60 days past due date")

* Denotes greater than

               . additionally, there shall be deducted from Eligible Accounts Receivable any credit balances in the Borrower's accounts receivable aging which are 10 days past due date for accounts on extended terms (the "Credit balances *10 days past due date")

               . additionally, there shall be deducted from Eligible Accounts Receivable any unapplied cash collections on accounts receivable (the" Unapplied cash collections")

               . additionally, there shall be deducted from Eligible Accounts Receivable any deposits (the "Deposits") on those specific Accounts Receivable.

               . additionally, there shall be deducted from Eligible Accounts Receivable any reconciling items among the Borrower's general ledger, accounts receivable aging and financial statement (the "Reconciling accounts receivable items")

               b) 57.5701% (or 71.9626% multiplied by 80%) of Eligible Installment Contracts. Eligible Installment Contracts shall be those installment contracts resulting from a bona fide outright sale of goods by the Borrower or from the fully completed performance of services by the Borrower which have been invoiced by Borrower and temporarily financed by Borrower and are due from an installment debtor on terms which require monthly installment payments. The term Eligible Installment Contracts specifically does not include the following ineligible contracts:

               . installment contracts which are two or more payments past due (the "Installment contracts 2 payments past due")

               . installment contracts not endorsed and held by Agent (the "Installment contracts not endorsed and held by Agent")

               . any installment contract which Agent has determined is unsatisfactory (any such determination must be reasonably made) (the "Other ineligible installment contracts ")

               . additionally, there shall be deducted from Eligible Installment Contracts any deferred or unearned items (the "Deferred or unearned items ")

               . additionally, there shall be deducted from Eligible Installment Contracts

* Denotes greater than
                   any reconciling items among the Borrower's general ledger, installment contracts aging and financial statement (the " reconciling installment contract items")

               c) 57.5701% (or 71.9626% multiplied by 80%) of Eligible Finished Goods Inventory. The term "Eligible Finished Goods" shall include all finished goods inventory but shall specifically not include the following ineligible finished goods:

               . there shall be deducted from Eligible Finished Goods Inventory such reserves as reflected in the Borrower's most recent financial statement (the "Reserves - finished goods")

               . there shall be deducted from the Eligible Finished Goods Inventory such used inventory reserves as reflected in the Borrower's most recent financial statement (the "Used inventory reserves")

               . there shall be deducted from the Eligible Finished Goods Inventory such rental inventory reserves as reflected in the Borrower's most recent financial statement (the "Rental inventory reserves")

               . consigned finished goods inventory and demonstrators not located on Borrower's owned or leased real estate which are not subject to a perfected security interest in favor of Agent (the "Consigned / demos not subject to perfected security interest")

               . a CMI Model 80/120 Type "C" Thermal Soil Remediation System formerly leased to Laguna Construction Company, Inc. so long as The CIT Group / Equipment Financing, Inc. holds a security interest in this inventory (the "Laguna plant")

               . such other illegible finished goods inventory as listed in "Other Inventory Ineligibles" below

               d) 35.9813% (or 71.9626% multiplied by 50%) of Eligible Fabricated Parts Inventory. The term "Eligible Fabricated Parts Inventory" shall include all fabricated parts inventory but shall specifically not include the following ineligible fabricated parts inventory:

               . there shall be deducted from Eligible Fabricated Parts Inventory such reserves as reflected in the Borrower's most recent financial statement (the "Reserves -fabricated parts")

          . any fabricated part which is not a service part or a finished component (the "fabricated parts not service parts or finished components")

          . such other illegible fabricated parts inventory as listed in "Other Inventory Ineligibles" below

          e) 35.9813% (or 71.9626% multiplied by 50%) of Eligible Work In Process Inventory. The term "Eligible Work in Process Inventory" shall include all work in process inventory but shall specifically not include the following ineligible work in process inventory:

          . there shall be deducted from Eligible Work In Process Inventory such reserves as reflected in the Borrower's most recent financial statement (the "Reserves - WIP")

          . work in process inventory more than four weeks from completion (the "WIP over 4 weeks from completion")

          . such other illegible work in process inventory as listed in "Other Inventory Ineligibles" below

          f) 35.9813% (or 71.9626% multiplied by 50%) of Eligible Raw Materials Inventory. The term "Eligible Raw Materials" shall include raw materials inventory but shall specifically not include the following ineligible raw materials inventory:

          . there shall be deducted from Eligible Raw Materials Inventory such reserves as reflected in the Borrower's most recent financial statement (the "Reserves - raw materials")

          . such other illegible work in process inventory as listed in "Other Inventory Ineligibles" below

          Other Inventory Ineligibles:

          . there shall be deducted as ineligible from the appropriate inventory component such inventory that is not located on Borrower's owned or leased real estate and which is not subject to a perfected security interest in favor of Agent (the "Off-site inventory not subject to perfected security interest"

          . there shall be deducted as ineligible from the appropriate inventory component all packaging and supplies (the "Packaging / supplies")

          . there shall be deducted as ineligible from the appropriate inventory component all new inventory older than two years and all used inventory held by Borrower for more than two years (the "Slow-moving greater than two years")

          . there shall be deducted as ineligible from the appropriate inventory component any reconciling items among the Borrower's general ledger, perpetual inventory count and physical inventory counts (the "Reconciling inventory items")

          . any inventory owned by a foreign subsidiary of Borrower (the "Foreign subsidiary inventory")

          . any inventory which Agent has determined is unsatisfactory (any such determination must be reasonably made) (hereinafter referred to as (the "Other ineligible inventory")

          "Event(s) of Default" shall be defined as set forth in Section 7
           -------------------
     below.

          "Face Commitment" shall mean the maximum amount of credit extended to
           ---------------
     Borrower pursuant to the Forbearance Revolving Notes, which such amount shall reduce over time. The Face Commitment shall be (i) $49,448,601.20 from the date hereof through March 31, 2001; (ii) $46,470,947.75 from April 1, 2001 through April 30, 2001; (iii) $46,280,248.55 from May 1, 2001 through May 31, 2001; (iv) $44,902,446.19 from June 1, 2001 through June 30, 2001; (v) $44,312,767.36 from July 1, 2001 through July 31, 2001; (vi)
     $42,981,646.85 from August 1, 2001 through August 31, 2001; (vii)
     $42,259,185.97 from September 1, 2001 through September 30, 2001; (viii) 42,259,185.97 from October 1, 2001 through October 31, 2001; (ix)
     $41,956,621.76 from November 1, 2001 through November 30, 2001; and (x) $41,525,457.19 from December 1, 2001 through January 31, 2002.

          "First Extended Forbearance Period" shall be defined as set forth in
           ---------------------------------
     Section 2.2 below.

          "Forbearance Notes" shall collectively refer to each of the
           -----------------
     Forbearance Revolving Notes, the Gap Notes, and the Term Notes and any and all replacements, modifications and renewals thereof.

          "Forbearance Period" shall collectively refer to the Initial
           ------------------
     Forbearance Period, the First Extended Forbearance Period, and all Future Forbearance Periods.

                  "Forbearance Revolving Notes" shall collectively refer to the
                   ---------------------------
         Base Revolving Notes and the Swingline Note together with any and all replacements, modifications and renewals thereof.

                  "Future Forbearance Dates" shall be defined as set forth in
                   ------------------------
         Section 2.3.1 below.

                  "Future Forbearance Period(s)" shall be defined as set forth
                   ----------------------------
         in Section 2.3 below.

                  "Gap Notes" shall collectively refer to each of the term
                   ---------
         promissory notes from Borrower in favor of each Bank in the combined principal amount of $9,200,935.00 together with and any and all replacements, modifications and renewals thereof, which such notes shall be in substantially the form of Exhibit B attached hereto.

                  "Initial Forbearance Fee" shall mean that certain fee in the
                   -----------------------
         aggregate amount of $1,000,000.00 payable to Agent for the ratable distribution to all Banks as partial consideration for each Bank's agreement to forbear as set forth herein.

                  "Initial Forbearance Period" shall be defined as set forth in
                   --------------------------
         Section 2.1 below.

                  "Revolving Balance" shall mean the principal amount
                   -----------------
         outstanding on all of the Forbearance Revolving Notes at any given point in time.

                  "Revolving Commitment" shall mean, for all Banks, (A) the
                   --------------------
         lesser of (i) the Face Commitment in effect at such time or (ii) the Borrowing Base in effect from time to time and (B) as to any Bank, its obligation to make Advances pursuant to Section 3.1 below in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Loan Commitment Percentage multiplied by the total Revolving Commitment as of any date.

                  "Swingline Note" shall mean that certain $17,000,000.00
                   --------------
         revolving promissory note from Borrower jointly in favor of the Banks together with and any and all replacements, modifications and renewals thereof, which such notes shall be in substantially the form of Exhibit C attached hereto.

                  "Term Notes" shall collectively refer to each of the term
                   ----------
         promissory notes from Borrower in favor of each Bank in the combined principal amount of $15,328,033.80 together with and any and all replacements, modifications and renewals thereof, which such notes shall be in substantially the form of Exhibit D attached hereto.

                                   SECTION 2
                                  FORBEARANCE
                                  -----------

         Subject to the terms, covenants and conditions contained herein, the Banks agree to forbear from exercising certain of their rights under the Loan Documents.

         2.1 The Initial Forbearance Period ("Initial Forbearance Period") will run from January 15, 2001 through 5:00 p.m. CST on June 30, 2001.

         2.2 Subject to the terms of this Section 2.2, the Borrower shall have the opportunity to extend the Initial Forbearance Period for an additional three
(3) months from June 30, 2001 to September 30, 2001 ("the First Extended Forbearance Period") in order to facilitate a refinancing of Borrower's obligations owed to the Banks. In order to receive the First Extended Forbearance Period, Borrower shall have satisfied the following conditions:

                  2.2.1 On or before June 30, 2001, Borrower shall have provided Banks with evidence that Principal has agreed to forbear, to an extent substantially the same as provided in this Agreement, from the exercise of its remedies pursuant to its loan to Borrower, and that the last day of its forbearance shall not be prior to the last day of the Forbearance Period set forth herein.

                  2.2.2 All other terms of this Agreement shall remain in full force and effect, including note payments and interest rates, during the First Extended Forbearance Period.

                  2.2.3 The Banks shall have no obligation to extend the Initial Forbearance Period in the event and during the continuance of an event of default hereunder.

                  2.3 Subject to the terms of this Section 2.3, the Borrower shall have further opportunities to extend the First Extended Forbearance Period as set forth in Section 2.3.1 below in order to facilitate the refinancing of Borrower's obligations to the Banks (collectively, the "Future Forbearance Periods" and each individually, a "Future Forbearance Period"). In order to receive the Future Forbearance Periods, Borrower shall have satisfied the following conditions:

                  2.3.1 Borrower shall have remitted to Agent for distribution to all Banks an extension fee of $100,000.00 on or before September 30, 2001 in order to obtain an extension from September 30, 2001 to October 31, 2001; an extension fee of $200,000.00 on or before October 31, 2001 in order to obtain an extension from October 31, 2001 to November 30, 2001; an extension fee of $300,000.00 in order to obtain an extension from November 30, 2001 to December 31, 2001; an extension fee of $400,000.00 in order to obtain an extension from December 31, 2001 to January 31, 2002 (each of the forgoing dates represents a "Future Forbearance

         Date"). In no event shall the Forbearance Periods continue beyond January 31, 2002. In order to be entitled to each successive extension detailed in this Section 2.3.1, Borrower shall have satisfied each of the provisions of this Section 2.3.

                  2.3.2 On or before each of the Future Forbearance Dates, Borrower shall have provided Banks with evidence that Principal has agreed to forbear to an extent substantially the same as provided in this Agreement from the exercise of its remedies pursuant to its loan to Borrower, and that the last day of its forbearance shall not be prior to the last day of the Future Forbearance Period set forth above.

                  2.3.3 All other terms of this Agreement shall remain in full force and effect, including note payments and interest rates, during the Future Forbearance Periods.

                  2.3.4 The Banks shall have no obligation to extend the First Extended Forbearance Period or any of the Future Forbearance Periods in the event and during the continuance of an event of default hereunder.

        2.4 Subject to the terms hereof and during each of the Forbearance Periods, the Banks agree to refrain from exercising the following rights granted to them under the Loan Documents and applicable law: (i) immediately realize upon or otherwise foreclose its security interests and mortgage liens in and on the Collateral or any portion thereof; (ii) immediately demand, call upon or otherwise enforce the Banks' rights against any Guarantor pursuant to the Guaranty Agreement executed by each Guarantor, and (iii) take any other actions to collect the indebtedness described therein.

         2.5 Except as may be amended herein, the parties hereby acknowledge that all terms and conditions set forth in the Loan Documents and Guaranty Agreements shall continue in full force and effect, and all mortgages, security agreements, collateral documents and other instruments securing payment of Borrower's indebtedness to the Banks under the Loan Documents shall continue in full force and effect as security for payment of such obligations.

         2.6 Nothing contained in this Section 2 shall be construed as imposing any affirmative obligations on the Agent or Banks to renew, extend, or rearrange in any way the obligations of Borrower or Guarantors under the Loan Documents, the Guaranty Agreements or this Agreement.

         2.7 Nothing contained in this Section 2 shall constitute any course of dealing on the part of Agent or the Banks that has the effect of changing or modifying any terms of the Loan Documents, the Guaranty Agreements or this Agreement.

         2.8 With the exception of the Banks' forbearance from the immediate exercise of their remedies under the Credit Agreement as such forbearance is described herein, nothing contained in this Section 2 shall constitute a waiver of any of the Bank's rights under the Loan Documents or this Agreement.

                                   SECTION 3
                        OTHER AGREEMENTS AND AMENDMENTS
                        -------------------------------

     3.1 Notwithstanding anything contained in this Forbearance Agreement or, more specifically, this Section 3 to the contrary, Borrower's obligations arising from the Credit Agreement, Notes, and other Loan Documents have been accelerated and are due and owing. This amount is currently $73,977,570. During the Forbearance Periods, this obligation shall be restructured into (i) a revolving facility; (ii) a term facility and (iii) a "Gap" facility as follows:


     3    AMOUNT AND TERMS OF FORBEARANCE FACILITY
          ----------------------------------------

          3.1  Revolving Line of Credit. On the terms and conditions hereinafter
               ------------------------
     set forth, each Bank agrees, severally, to make Advances to the Borrower from time to time during the Forbearance Periods in such amounts as the Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. The obligation of the Borrower pursuant to this Section 3.1 shall be evidenced by (i) this Agreement, (ii) the Base Revolving Notes and (iii) the Swing Line Note. Notwithstanding any other provision of this Agreement to the contrary, no Advance shall be required to be made hereunder if any Event of Default has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be in an amount sufficient to pay checks issued and presented for payment on the Borrower's accounts. Irrespective of the face amount of the Forbearance Revolving Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Available Commitment. Within the limit of each Bank's Revolving Commitment, the Borrowers may borrow, repay and reborrow under this Section 3.1 prior to the last day of the applicable Forbearance Period; provided, however, the sum of all Advances shall not exceed, at any one time outstanding, the Revolving Commitment.

               3.1.1     Procedures for Paying Down and Advancing. Paydowns
                         ----------------------------------------
          and advances shall be governed by Agent's "Loan Manager" product. During the Forbearance Periods, Borrower (for the purposes of this Section 3.1.1, the term "Borrower" shall include all grantors and Borrower's Affiliates) shall direct the collection of all its receivables which are collectable in the United States to lockbox deposit accounts at Agent which deposit accounts shall be used to facilitate the daily sweep of the collected funds portion of the collected receivables to apply against the outstanding principal balances on the Forbearance Revolving Notes, and Borrower shall continue to utilize the

          "Loan Manager" product to ensure the automated means of managing its cash position and line of credit.

               3.1.2     Notes Evidencing Forbearance Revolving Loans. The
                         --------------------------------------------
          revolving portion of Borrower's outstanding indebtedness shall be evidenced by the Base Revolving Notes and the Swingline Note in the aggregate face amount of $49,448,601.20. Notwithstanding the face amount of the Forbearance Revolving Notes, the actual principal amount due from the Borrower to Banks on account of the Forbearance Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Forbearance Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Forbearance Revolving Notes may be higher, the Forbearance Revolving Notes shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Irrespective of the face amount of the Forbearance Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

               3.1.3     Payment of Interest. Interest on the Revolving Notes
                         -------------------
          shall be payable on the last day of each month during the Forbearance Periods.

               3.1.4     Payment of Principal. Collected funds shall be applied
                         --------------------
          against principal on a daily basis. The entire outstanding principal indebtedness evidenced by the Forbearance Revolving Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the last day of the applicable Forbearance Period unless earlier due in whole or in part as a result of an acceleration of the amount due.

               3.1.5     Borrowing Base Determinations.
                         -----------------------------

               (a)       Borrowing Base. The lesser of the Borrowing Base or the
                         --------------
          Face Commitment then in effect shall represent the maximum amount of credit that the Banks are willing to loan against Borrower's (for the purposes of this Section 3.1.5(a), the term "Borrower" shall include all grantors and Borrower's Affiliates) Eligible Accounts Receivables, Eligible Installment Contracts; Eligible Finished Goods Inventory, Eligible Fabricated Parts Inventory; Eligible Work In Process Inventory, and Eligible Raw Materials Inventory. Until February __, 2001, the Borrowing Base shall be ___________________________________
          and 00/100 Dollars

          ($_______________________). The Borrowing Base shall be recalculated by Banks on a weekly basis and in accordance with the procedures set forth in paragraph (b) below and such Borrowing Base could increase, decrease or remain the same accordingly; however, no increase shall exceed the Revolving Commitment.

               (b)  Calculation of Borrowing Base. Using the methodology and
                    -----------------------------
          calculations as specified in 1.2 Borrowing Base above, the Borrower shall prepare a weekly and a month-end Borrowing Base Certificate in substantially the form of form of Exhibit E attached hereto. Such weekly Borrowing Base Certificate shall be delivered to the Agent along with appropriate supporting documentation by Monday afternoon of each week and shall, subject to the limitations specified below, indicate an amount as the Borrowing Base to govern until the following Monday morning. The schedule may be adjusted to reflect Banks' and Borrower's holidays. The month-end Borrowing Base Certificate shall be delivered to the Agent along with appropriate supporting documentation within 15 days of the reported month-end. The Agent shall have the right to redetermine the amount of the Borrowing Base if it objects to the accuracy of said amount or compliance by the Borrower with the methodology for calculating said amount as described herein, such right to be reasonably exercised In making its redetermination, Agent may conduct, or give directions to a third party to conduct, field examinations, reviews, appraisals and inspections of Borrower's (the term "Borrower's" shall include all grantors and Borrower's Affiliates) books, records, collateral and other information as Agent deems necessary and Agent shall, without hindrance or delay, have full access to all Borrower's books, records and other information. Borrower agrees to pay Agent's customary fees and disbursements related to reasonable field examinations. The amount of the Borrowing Base indicated on the Borrowing Base Certificate shall be effective during the period as specified above unless such amount is redetermined by the Agent as described above and in that case the redetermined Borrowing Base amount shall be effective from the date of redetermination through the Monday morning of the following week. Agent will notify the Borrower in writing of the amount of any redetermined Borrowing Base.

               (c)  Automatic Prepayments. If the Revolving Loan Balance as of
                    ---------------------
          the date of the Borrowing Base Certificate exceeds the Borrowing Base (such excess amount being referred to in this paragraph 3.1.5 (c) as the "Overage Amount"), the Banks shall cease making advances to pay checks issued and presented for payment on the Borrower's accounts until sufficient amounts, in the aggregate, of the collected funds portion of the collected receivables equal to the Overage Amount have been swept and applied against the outstanding principal balances on the Forbearance Revolving Notes. If the Revolving Loan Balance as of the date of Agent's redetermination of the Borrowing Base exceeds the redetermined Borrowing Base, the Banks shall cease making advances to pay checks issued and presented for payment on the Borrower's accounts until sufficient amounts, in the aggregate, of the collected funds portion of the collected receivables equal to the Overage Amount have been swept and applied against the outstanding principal balances on the Forbearance Revolving Notes. If the Revolving Loan Balance exceeds the Face Commitment, (such excess amount being referred to in this paragraph 3.1.5 (c) as the "Excess Amount"), the Banks shall cease making advances to pay checks issued and presented for payment on the Borrower's accounts until sufficient amounts, in the aggregate, of the collected funds portion of the collected receivables equal to the Excess Amount have been swept and applied against the outstanding principal balances on the Forbearance Revolving Notes.

               3.2  Term Loan Facility. Another portion of the indebtedness
                    ------------------
evidenced by the Original Note in the amount of $15,328,033.80 shall begin to amortize. This portion shall be evidenced by the Term Notes. Once Borrower repays amounts on this Term Notes such amounts cannot be reborrowed.

                    3.2.1     Term Notes. The Term Notes will be in the form of
                              ----------
               an amortizing or term credit upon which the Banks shall have no obligation to make additional advances.

                    3.2.2     Repayment. On or before the last day of each month
                              ---------
               during the Forbearance Periods, Borrower shall make a monthly principal payment together with a payment of all accrued but unpaid interest pursuant to the schedule attached hereto to the Term Notes. All principal together with all accrued but unpaid interest shall be payable in full on the last day of the applicable Forbearance Period.

          3.3  Gap Loan Facility. The remaining portion of the indebtedness
               -----------------
evidenced by the Original Note shall also begin to amortize. This portion shall be in the amount of $9,200,935.00 and shall be evidenced by the Gap Notes. Once Borrower repays amounts on the Gap Notes such amounts cannot be reborrowed.

                    3.3.1     Gap Notes.  The Gap Notes will be in the form of
                              ---------
               an amortizing or term credit upon which the Bank shall have no obligation to make additional advances.

                    3.3.2     Repayment. On or before the last day of each month
                              ---------
               during the Forbearance Periods, Borrower shall make a monthly principal payment together with a payment of all accrued but unpaid interest pursuant to the schedule attached to the Gap Notes. All principal together with all accrued but unpaid interest shall be payable in full on the last day of the applicable Forbearance Period.

     3.4 The Interest Options set forth at Section 2.6 of the Credit Agreement, Interest Rate Options, remain terminated. Accordingly, Borrower does not have
---------------------
the ability to have portions of the Loan accruing interest based upon LIBOR. Further, the Loan Balance shall, unless and until the occurrence of an event of default hereunder, accrue interest at the Base Rate plus two and one-half of one
                                                    ----
percent (2.5%) per annum. Upon the occurrence of an event of default pursuant to the terms of this Agreement, the Loan Balance shall accrue interest at the Base Rate plus eight and percent (8%) per annum such interest rate not to exceed the
     ----
highest interest rate permitted by law..

     3.3 In light of Borrower's default and the restructure of the due and owing obligations as described above, Sections 2.1, 2.2, 2.3, 2.4(a),(b),(c),(d), and (e), 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, and 2.13 are
no longer applicable. Sections 2.4(f),(g), and (h) shall be governed by a separate supplemental intercreditor agreement by and among the Banks. The capital adequacy provisions set forth at Section 2.4(i) and 2.7(ii),(iii), (iv), and (v) shall continue to be applicable and enforceable. Finally, the fees due for letters of credit at Section 2.12, the cash collateral provisions of Section
2.14 and the interest provision of Section 2.15 shall also continue to applicable and enforceable.

     3.4  Section 5.17 of the Credit Agreement, Agreement to Pledge Collateral,
                                                ------------------------------
is hereby revised and amended to reflect that the security interest and lien held by the Banks against the Borrower's assets, real and personal, shall remain in place until all of Borrower's obligations to Banks are paid in full. All provisions to the contrary in such Section 5.17 of the Credit Agreement or in any other provision of the Credit Agreement or any other Loan Document are hereby deemed to be inoperative.

                                   SECTION 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower and each Guarantor (as applicable) hereby represent and warrant as follows:

     4.1 Borrower's execution and delivery of this Agreement and the performance of its obligations hereunder and thereunder (i) are and will be within its corporate powers; (ii) are duly authorized by Borrower's board of directors; (iii) are not and will not be in contravention of any law, statute, rule or regulation, the terms of Borrower's Certificate of Incorporation or its Bylaws; (iv) do not require any consent or approval (including governmental) which has not been given; and (v) will not result in the imposition of liens, charges or encumbrances on any of Borrower's properties or assets, except those in favor of Banks hereunder or under any of the Loan Documents.

     4.2 This Agreement when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrower and each Guarantor, enforceable in accordance with their respective terms.

     4.3 All of Borrower's and Guarantors' other representations and warranties set forth in the Loan Documents and the Guaranty Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated on and as of the effective date of this Agreement.

     4.4 The Notes currently have an outstanding principal balance of $73,977,570.

     4.5 Borrower and each Guarantor hereby acknowledge that Borrower is in default of its obligations under the Loan Documents based on, among other things, its failure to comply with Sections 6.1, 6.2, 6.3 and 6.5 of the Credit Agreement for the first and second quarters of the term of the Credit Agreement and pursuant to Section 8.1(e). Borrower and each Guarantor further acknowledge that Borrower is in default for failure to remit all sums due and owing pursuant to the original Forbearance Agreement and the Second Forbearance Agreement.

     4.6 Borrower and Guarantors hereby acknowledge and agree that: (i) the Banks and Agent have fulfilled their obligations to Borrower and Guarantors arising under the Loan Documents, the Guaranty Agreements and the Former Forbearance Agreements through the date hereof; (ii) neither Borrower nor either Guarantor has any claims or defenses with respect to their respective obligations under the Loan Documents, the Guaranty Agreement or the Former Forbearance Agreements or Banks' enforcement of their remedies under the Loan Documents, the Guaranty Agreement or the Former Forbearance Agreements; (iii) Borrower and Guarantors hereby expressly waive any and all defenses, counterclaims, setoffs or other rights they might hold, individually or collectively, which could result in a reduction of the indebtedness owing by Borrower or Guarantors to the Banks (except for the payment thereof); and (iv) Borrower and each Guarantor acknowledge and agree that the Banks have no obligation to advance any additional funds to Borrower under the Agreement or otherwise except as set forth in Section 6 hereof.

     4.7 The Loan Documents and the Guaranty Agreements are enforceable pursuant to their terms, subject to the terms of this Agreement.

     4.8 All of Borrower's subsidiaries existing as of the date hereof are CMI Cifali Equipamentos, Ltda., Metra Metaalwerken B.V.B.A. and those Subsidiaries listed on Exhibit "F" to the Original Agreement.

                                   SECTION 5
                             COVENANTS OF BORROWER
                             ---------------------

     In addition to any and all covenants set forth in the Loan Documents and the Guaranty Agreement, Borrower and each Guarantor, as applicable, hereby covenant and agree to the following:

     5.1 Borrower shall make payments to the Banks as set forth herein and in the Forbearance Notes.

     5.2 Borrower shall provide Agent, upon request, information concerning Borrower's efforts to refinance any of Borrower's obligations under the Loan Documents.

     5.3 Borrower will continue to provide to the Agent within thirty (30) days of the end of each month a consolidated and consolidating Financial Statement.

     5.4 Borrower will provide to the Agent copies of any filing Borrower makes with the Securities Exchange Commission on the filing date.

     5.5 Borrower will provide to the Agent copies of any management letter from the Borrower's auditor as soon as such letter is available.

     5.6 Borrower will provide to the Agent such other information as the Agent may, from time to time, reasonably request.

     5.7 Contemporaneously with the closing of this Agreement, the Borrower shall provide the Banks with evidence of its agreement with Principal wherein Principal has agreed to forbear from exercising its remedies until a date on or after the end of the Forbearance Periods set forth herein and Principal has agreed to a schedule of principal reductions at a rate acceptable to Banks.

     5.8 Neither Borrower nor Guarantors shall enter into any sale, loan, lease or exchange of property with an Affiliate which is not a Guarantor domiciled in the United States.


                                   SECTION 6
                      CONDITIONS PRECEDENT TO FORBEARANCE
                      -----------------------------------

     The Banks shall have no obligation under Section 1 of this Agreement unless and until all the following conditions precedent have been satisfied or waived by the Banks:

     6.1 Borrower has consented and agreed to the terms and conditions of the engagement of E&Y Capital Advisors LLC ("EYCA"), by Hall Estill Hardwick Gable Golden & Nelson, PC, as counsel to Agent and Manion McDonough and Lucas, P. C. as counsel to Principal to perform financial advisory services in connection with their rendering legal advice with respect to the loan agreements between Borrower and Banks and Borrower and Principal. Borrower shall pay for the cost associated with the engagement of EYCA. It is contemplated that EYCA will produce a report which may include recommendations for modifying and amending the terms and conditions of this Agreement. Banks reserve the right to modify this Agreement based upon the recommendations of EYCA and Borrower and Guarantors hereby consent to any request by Banks to so modify this Agreement.

     6.2 Agent shall have received an original security agreement from Machinery together with any and all financing statements necessary, in Banks' discretion, to perfect a security interest under the Uniform Commercial Code in all jurisdictions applicable, which such security agreement shall be in substantially the form of Exhibit F attached hereto. In addition to such security agreements and financing statements, Machinery shall have provided uniform commercial code searches of all applicable jurisdictions revealing the existence of no competing liens other than such liens as are acceptable to Banks.

     6.3 Agent shall have received an original guaranty agreement from Machinery, Cedar, Johnson, Brownwood , International and Barton which guaranty agreement shall be in substantially the form of Exhibit G attached hereto.

     6.4 Agent shall have received an original mortgage from Cedar which mortgage shall be in substantially the form of Exhibit H attached hereto.

     6.5 Agent shall have received originals of this Agreement executed by Borrower and each Guarantor.

     6.6 Banks shall have received executed originals of each of the Forbearance Notes other than the Swingline Note.

     6.7  Agent shall have received the executed original Swingline Note.

     6.8 Borrower and each Guarantor shall have taken all other actions reasonably requested by Agent and the Banks to fulfill the purposes of this Agreement including, but not limited to, the execution and delivery by Borrower and Guarantors of any additional documents including, if deemed necessary by Banks, replacement promissory notes, mortgages, security agreements and/or financing statements.

     6.9 Borrower shall have paid Agent, for the benefit of all Banks, the Initial Forbearance Fee.

     6.10 Resolutions, consents and/or other authorizations (the "Resolutions") of Borrower approving the execution, delivery, and performance of this Agreement, any documents or instruments required herein, and the transactions contemplated herein, duly adopted by the board of directors, general partner, and/or members of Borrower and each Guarantor, as the case may be, accompanied by a certificate of Borrower's secretary and each Guarantor's general partner, and/or members or manager, as the case may be, stating that the Resolutions are true and correct, have not been altered or repealed and are in full force and effect and shall have been received by Agent.

     6.11 Borrower's and each Guarantor's representations and warranties set forth in Section 2 hereof shall be true and correct on and as of the date hereof, except as modified herein.

     6.2 Borrower shall have satisfied all conditions set forth in the Loan Documents, except as modified herein.

     6.13 As of the date hereof, no Event of Default (except for those defaults set forth at Section 4.5 above) nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default hereunder shall have occurred and be continuing.

                                   SECTION 7
                               EVENTS OF DEFAULT
                               -----------------

         The occurrence of any of the following shall constitute an Event of Default under this Agreement (an "Event of Default"):

         7.1 Borrower fails to make any payment as and when due pursuant to the terms of: (i) this Agreement, (ii) the Forbearance Notes, and (iii) the Credit Agreement.

         7.2 Borrower or any Guarantor fails to perform any obligation imposed upon it, them or any one of them under this Agreement.

         7.3 The occurrence of any default or Event of Default under the Loan Documents, other than the payment default referenced in Section 7.1 above and except to the extent this Agreement expressly recognizes and permits the existence of such a default or Event of Default and such default is not cured or remedied to the satisfaction of the Banks within five (5) days after notice of such default is sent by Agent to Borrower and/or Guarantors. For the purpose hereof, notice is deemed sent two (2) days after such notice is deposited with the United States Postal Service. It is recognized and agreed that Borrower's failure to comply with the financial covenants set forth in the Credit Agreement as of will not create an Event of Default hereunder.

         7.4 The filing of a voluntary or involuntary petition for relief under the United States Bankruptcy Code by or against Borrower.

         7.5 Principal shall have initiated efforts to exercise its remedies pursuant to its loan to Borrower. In conjunction herewith, any demand by Principal to Agent to initiate collection efforts pursuant to Section 4.1 of the Intercreditor Agreement shall constitute the exercise of its remedies.

                                   SECTION 8
                                   REMEDIES
                                   --------

         Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Default as described in Section 7 hereof: (i) all obligations of the Banks under this Agreement shall terminate without notice to Borrower, Guarantors or any other person; and (ii) the Banks shall have the right, at their sole discretion and without notice, to exercise any rights and remedies which are provided under this Agreement, the Loan Documents, the Guaranty Agreements or under applicable law without notice and without the opportunity to cure.


                                   SECTION 9
                                 MISCELLANEOUS
                                 -------------

         9.1 All recitals are incorporated herein by reference, and are binding upon Borrower and each Guarantor.

         9.2 Notwithstanding any contrary or inconsistent provision contained in any of the provisions of any of the Loan Documents or the Guaranty Agreements, the provisions of this Agreement will control. Except as expressly amended, supplemented or modified by the terms hereof, the provisions of the Loan Documents, the Guaranty Agreements and all other documents held by the Agent or Banks will remain in full force and effect and are hereby ratified and affirmed in all respects unless otherwise terminated.

         9.3 Borrower and each Guarantor waive any and all rights of set-off, including any statutory right of set-off which may be applicable, that they may have against the Banks or any other holder of the Loan Documents, whether such liabilities owed to Borrower by the Banks or any other holder of the Loan Documents are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         9.4 Borrower and each Guarantor acknowledge and agree that the Banks may sell, transfer and/or assign any or all of the Loan Documents and Guaranty Agreements at any time and to any third party; and upon written notice by the Banks or any one of them and such third party, Borrower and/or each Guarantor will render performance of their obligations under the Loan Documents and the Guaranty Agreements to such third party.

         9.5 Borrower and each Guarantor acknowledge and agree that, pursuant to the terms of the Loan Documents and the Guaranty Agreements, all of Agent's and Banks' expenses incurred in connection with the preparation and negotiation of this Agreement, and in enforcement of the Banks' rights under this Agreement, the Loan Documents and the Guaranty Agreements, including Agent's and Banks' reasonable attorneys' fees and expenses, constitute additional obligations owing under the Loan Documents and the Guaranty Agreements and are secured in the same manner as the obligations of Borrower and Guarantors thereunder.

         9.6 The relationship between the Banks and Borrower is that of a lender and its borrower. Borrower, Guarantors and Banks agree and acknowledge that Borrower and such Banks are not partners or joint venturers, and there is no relationship or circumstances existing that would impose a fiduciary duty upon the Banks or Agent with respect to Borrower or Guarantors.

         9.7 No third party beneficiary relationship is intended nor shall any such relationship be created by the execution, delivery or performance of this Agreement.

         9.8 This Agreement may be executed and delivered in two or more counterparts each of which will constitute an original instrument, but all of which taken together will constitute one agreement.

         9.9 In any event any one or more of the provisions in this Agreement, the Loan Documents, the Guaranty Agreements, or in any other instrument or document referred to herein or executed in connection with or as security for the Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Loan Documents, or the Guaranty Agreements, or any other instrument or document referred to herein or executed in connection therewith. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal, or unenforceable provision as may be possible and as may be valid, legal and enforceable.

         9.10 Borrower and Guarantors have had the opportunity to fully review the form and content of this Agreement with counsel of their choice; understand the nature of and quality of the releases, covenants and agreements made by Borrower and Guarantors herein; acknowledge that the Banks are forbearing from exercising their lawful rights under the Loan Documents and Guaranty Agreements in consideration of the Borrower's and Guarantors' releases, covenants and agreements herein, and enter into this Agreement freely and without duress, in their respective best interests.

         9.11 This Agreement may be amended or extended only by a written instrument executed by all the parties hereto. No waiver of any term or provision hereof shall be effective unless reduced to writing and signed by the party to be charged with such waiver. The Banks have no obligation to further extend the forbearance period or make any similar concessions to Borrower and Guarantors regarding performance of their obligations under the Loan Documents and the Guaranty Agreements beyond what is otherwise set forth herein. Any decision by the Banks to grant one or more such extensions or similar concessions (i) shall be made by the Banks in their sole discretion, and (ii) shall not create an express or implied obligation on the part of such Banks to grant further extensions or concessions.

         9.12 Borrower, Guarantors and Banks have jointly negotiated and prepared this Agreement. Accordingly, any rule of construction pursuant to which an ambiguity herein would be construed against the drafter of this Agreement shall not apply to this Agreement.

         9.13 This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of Borrower, Guarantors and Banks, their respective successors and assigns. All obligations of Borrower and Guarantors and all rights of the Banks under this Agreement, the Loan Documents, and the Guaranty Agreements, shall be in addition to and not in limitation of those provided by applicable law. Borrower and Guarantors irrevocably agree that, subject to Banks' sole election, all suits or proceedings arising from or related to this Agreement, the Loan Documents, or the Guaranty Agreements may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma and Borrower and Guarantors hereby irrevocably waive any objection to such jurisdiction and venue. Borrower and Guarantors hereby waive their right to trial by jury in any legal action or proceeding with respect to this Agreement, the Loan Documents, and the Guaranty Agreements and the rights and obligations of the parties hereto.

         9.14 THIS AGREEMENT AND ALL INSTRUMENTS, AGREEMENTS AND DOCUMENTS ATTACHED HERETO, REFERRED TO HEREIN OR EXECUTED IN CONNECTION HEREWITH, INTEGRATE ALL THE TERMS AND CONDITIONS BETWEEN THE PARTIES AND CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDE ALL PRIOR DISCUSSIONS, NEGOTIATIONS AND COMMUNICATIONS WHETHER ORAL OR WRITTEN. NONE OF THE PARTIES HERETO SHALL BE BOUND BY ANY PROMISES, REPRESENTATIONS, WARRANTIES OR AFFIRMATIONS NOT CONTAINED IN THIS AGREEMENT, IN AN AGREEMENT, INSTRUMENT, OR DOCUMENT ATTACHED HERETO OR REFERRED TO HEREIN OR EXECUTED IN CONNECTION HEREWITH.


         9.15 THE BORROWER, THE AGENT AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER, THE AGENT AND THE BANKS, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE AGENT, THE BANKS AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE BANK TO FORBEAR AS DESCRIBED HEREIN.


         9.16 This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         9.17 THE BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTOR, OFFICERS, EMPLOYEES. INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND GUARANTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE EACH BANK AND ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, AND ATTORNEYS (THE "RELEASED PARTIES"), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS , CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE , TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED

TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS AND THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED UP TO AND INCLUDING THE DATE OF THIS AGREEMENT (THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING INSOFAR AS SAME ARISE UP TO AND THROUGH THE DATE OF EXECUTION OF THIS AGREEMENT. THE RELEASING PARTIES REPRESENT AND WARRANT THAT TO THEIR KNOWLEDGE NO FACTS EXIST WHICH COULD PRESENTLY OR IN THE FUTURE COULD SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN PAPERS AND THIS AGREEMENT WITH THE EXCEPTION OF PAYMENT. THIS PARAGRAPH IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

         This Agreement has been executed and delivered to be effective on the date first above written.

            The remainder of this page is intentionally left blank.

         BORROWER:                           CMI CORPORATION



                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Senior Vice President
                                                    and Chief Financial Officer

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

         GUARANTORS:                    CMI SALES CO., L.L.C., an
                                        Oklahoma limited liability company

                                        By:  CMI Corporation,
                                             an Oklahoma corporation
                                        Its: Manager


                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Senior Vice President
                                                    and Chief Financial

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        CMI Limited Partnership, an
                                        Oklahoma limited partnership

                                        By:  CMI Corporation,
                                             an Oklahoma corporation
                                        Its: General Partner



                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Senior Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

GUARANTORS / GRANTORS:

                                        MACHINERY INVESTMENT CORPORATION



                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        CMI CEDAR FALLS, INC.




                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        CMI JOHNSON CORPORATION



                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        BROWNWOOD ROSS COMPANY


                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        R.M. BARTON CO., INC.


                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                             CMI International (U.K.), Ltd.


                                             ___________________________________
                                             By: Jim D. Holland
                                             Title:  Director

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

BANKS:                                  BANK OF OKLAHOMA, N.A.



                                        ________________________________________
                                        By: Paul D. Mesmer
                                        Title: Senior Vice President

                                        Notice Address:
                                        P.O. Box 2300
                                        Tulsa, Oklahoma 74192
                                        Fax: 918/588-8251

                                        BANK OF AMERICA, N.A.



                                        ________________________________________
                                        By: Cathy Barlow
                                        Title: Senior Vice President

                                        Notice Address:

                                        TX14921105
                                        901 Main Street
                                        Dallas, TX
                                        Fax: 214/209-2577

                                        ABA Routing Number: 111000025

                                        COMERICA BANK - TEXAS



                                        ________________________________________
                                        By: Aamir Shah
                                        Title: Vice President

                                        Notice Address:
                                        MC
                                        910 Louisiana, Suite 300
                                        Houston, TX 77002
                                        Fax: 713/220-5552
                                        ABA Routing Number: 111000753

                                        FIRSTAR BANK, N.A.



                                        ________________________________________
                                        By: Douglas S. Dunbar
                                        Title: Vice President

                                        Notice Address:
                                        7/th/ & Washington SL -TW-07CP
                                        St. Louis, Missouri 63101
                                        Fax: 314/418-2135
                                        ABA Routing Number: 81000210

                                        UMB BANK, N.A



                                        ________________________________________
                                        By: Richard J. Lehrter
                                        Title:  Community Bank President

                                        Notice Address:
                                        P.O. Box 82427
                                        Oklahoma City, Oklahoma 73148-0427
                                        Fax: 405/236-1971
                                        ABA Routing Number: 101000695

AGENT:                                  BANK OF OKLAHOMA, N.A.



                                        ________________________________________
                                        By: Paul D. Mesmer
                                        Title: Senior Vice President

                                        Notice Address:
                                        P.O. Box 2300
                                        Tulsa, Oklahoma 74192
                                        Fax: 918/588-8251

                                   Exhibit A

                                REVOLVING NOTE


$______________.00                                       Oklahoma City, Oklahoma
                                                      Effective January 15, 2001

         FOR VALUE RECEIVED, the undersigned CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Borrower") hereby unconditionally, jointly and severally, promises to pay to the order of BANK OF OKLAHOMA, N.A. (the "Bank") at the offices of BANK OF OKLAHOMA, N.A. (the "Agent") in Oklahoma City, Oklahoma, the principal sum of ____________________AND NO/100 DOLLARS ($__________.00) or so much thereof as shall be advanced under the provisions of the Third Loan Modification and Forbearance Agreement dated as of the date hereof by and among the undersigned, each affiliate of the undersigned executing the agreement as a party thereto, the Bank, UMB Bank, N.A., formerly known as UMB Oklahoma Bank, Comerica Bank --Texas, Bank of America, N.A., and Firstar Bank, N.A., formerly known as Firstar Bank Missouri, N.A. (the "Forbearance Agreement"), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Forbearance Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other address as Bank shall designate in writing to Borrowers.

         The principal amount of this Note, or so much thereof as shall be disbursed thereunder and be unpaid and outstanding shall bear interest at the per annum rate of rates of interest set forth in the Forbearance Agreement. The rate of interest shall be calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year.

         Beginning January 31, 2001 and continuing on the last day of each month thereafter through the expiration and/or termination of the Forbearance Agreement, Borrower shall make a payment of all accrued interest on this Note . Any and all payments of principal shall be due and payable in full as set forth in the Forbearance Agreement.

         This Note is executed pursuant to the Forbearance Agreement, and is one of the "Base Revolving Notes" referred to therein. Reference is made to the Forbearance Agreement for reductions to the Face Commitment (as such term is defined in the Forbearance Agreement), for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the

Forbearance Agreement, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have the immediate right to pursue all rights and remedies allowed it by law and by the Loan Documents (as such term is defined in the Forbearance Agreement).

         Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum rate of interest permitted by law (the "Maximum Rate"), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Forbearance Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Forbearance Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         This Note shall be governed by and construed in accordance with the applicable laws of the

United States of America and the laws of the State of Oklahoma.

         THIS WRITTEN NOTE, THE FORBEARANCE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Note is one of a series of notes given to restate the accelerated indebtedness (but not in extinguishment of) evidenced by those certain promissory notes dated as of February 3, 2000, in the face amount of $100,000,000.00 executed by Borrower and payable to the order of the Banks in conjunction with that certain Restated Credit Agreement dated as of February 3, 2001.




         EXECUTED as of the date and year first above written.

                                    BORROWER:

                                    CMI CORPORATION,
                                    an Oklahoma corporation



                                    ____________________________________________
                                    By: Jim D. Holland
                                    Title: Senior Vice President
                                           and Chief Financial Officer

--------------------------------------------------------------------------------
                            ADDENDUM REVOLVING NOTE
--------------------------------------------------------------------------------
                         (Base Revolving Note)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Revolving Note on which this Addendum is attached is one of a series
--------------------------------------------------------------------------------
of five Base Revolving Notes, the principal amounts of which are as follows:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bank                      Percentage      Principal Amounts
----                      ----------      -----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bank of Oklahoma, N.A.       25%           $     8,112,150.30
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bank of America, N.A.        25%           $     8,112,115.30
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
UMB Bank, N.A.               20%           $     6,489,720.24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Firstar Bank, N.A.           15%           $     4,867,290.18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Comerica Bank - Texas        15%           $     4,867,290.18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                                      $    32,448,601.20
--------------------------------------------------------------------------------

                                   Exhibit B

                                PROMISSORY NOTE


$_________________.00                                 Effective January 15, 2001


         FOR VALUE RECEIVED, the undersigned CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Borrower") hereby unconditionally, jointly and severally, promises to pay to the order of BANK OF OKLAHOMA, N.A. (the "Bank") at the offices of BANK OF OKLAHOMA, N.A. (the "Agent") in Oklahoma City, Oklahoma, the principal sum of ____________________AND NO/100 DOLLARS ($__________.00) or so much thereof as shall be advanced under the provisions of the Third Loan Modification and Forbearance Agreement dated as of the date hereof by and among the undersigned, each affiliate of the undersigned executing the agreement as a party thereto, the Bank, UMB Bank, N.A., formerly known as UMB Oklahoma Bank, Comerica Bank --Texas, Bank of America, N.A., and Firstar Bank, N.A., formerly known as Firstar Bank Missouri, N.A. (the "Forbearance Agreement"), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Forbearance Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other address as Bank shall designate in writing to Borrowers. This promissory note ("Note") is expressly not a revolving note; once sums advanced hereunder have been repaid they cannot be reborrowed.

         The principal amount of this Note, or so much thereof as shall be disbursed thereunder and be unpaid and outstanding shall bear interest at the per annum rate of rates of interest set forth in the Forbearance Agreement. The rate of interest shall be calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year.

         Beginning January 31, 2001 and continuing on the last day of each month thereafter through the expiration and/or termination of the Forbearance Agreement, Borrower shall make a payment of all accrued interest on this Note . Borrower shall make principal payments based upon the schedule attached hereto as ADDENDUM TO PROMISSORY NOTE.

         This Note is one of the "Gap Notes" referred to in the Forbearance Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Forbearance Agreement.

         Except as otherwise set forth in the Forbearance Agreement, Maker and each surety, endorser, guarantor and every other party liable for payment of any sums of money payable on this Note, jointly and severally, waive demand for payment, presentment, protest, notice of protest and nonpayment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         No waiver by Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

         Notwithstanding anything contained in this Note to the contrary, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated as the maximum interest rate allowed by law, and, in the event Bank ever receives, collects or applies as interest any amounts in excess of the amount permitted and calculated as the maximum interest rate allowed by law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest rate allowed by law, Maker and Bank shall, to the extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

         This Note is being executed and delivered, and is intended to be performed in the State of Oklahoma. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Oklahoma shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such disputes shall lie in any court of competent jurisdiction in Oklahoma County, Oklahoma.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

         THIS WRITTEN NOTE, THE FORBEARANCE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Note is one of a series of notes given to restate the accelerated indebtedness (but not in extinguishment of) evidenced by those certain promissory notes dated as of February 3, 2000, in the face amount of $100,000,000.00 executed by Borrower and payable to the order of the Banks in conjunction with that certain Restated Credit Agreement dated as of February 3, 2001.

         EXECUTED as of the date and year first above written.

                                        BORROWER:

                                        CMI CORPORATION,
                                        an Oklahoma corporation



                                        ________________________________________
                                        By: Jim D. Holland
                                        Title: Senior Vice President
                                               and Chief Financial Officer

     ADDENDUM TO PROMISSORY NOTE

The Promissory Note on which this Addendum is attached is one of a series of five Gap Notes, the original principal amounts of which and the required monthly principal payments on which are as follows:

                                                               Principal    Principal      Principal      Pricipal       Pricipal
                                              Original            Due          Due            Due           Due            Due
Bank                          Percentage  Principal Amounts    02/28/01     03/31/01       04/30/01       05/31/01       06/30/01
-------------------------     ----------  -----------------    --------     --------       --------       --------       --------
Bank of Oklahoma, N.A.           25%      $   2,300,233.75   $  305,841.05 $ 305,841.05  $ 305,841.05  $  305,841.05  $  305,841.05

Bank of America, N.A.            25%      $   2,300,233.75   $  305,841.05 $ 305,841.05  $ 305,841.05  $  305,841.05  $  305,841.05

UMB Bank, N.A                    20%      $   1,840,187.00   $  244,672.84 $ 244,672.84  $ 244,672.84  $  244,672.84  $  244,672.84

Firstar Bank, N.A.               15%      $   1,380,140.25   $  183,504.63 $ 183,504.63  $ 183,504.63  $  183,504.63  $  183,504.63

Comerica Bank -- Texas           15%      $   1,380,140.25   $  183,504.63 $ 183,504.63  $ 183,504.63  $  183,504.63  $  183,504.63

TOTAL                                     $   9,200,935.00   $1,223,364.20 $1,223,364.20 $1,223,364.20 $1,223,364.20  $1,223,364.20

                                Principal       Pricipal        Pricipal
                                   Due             Due             Due
Bank                             07/31/01       08/31/01        09/30/01
-------------------------        --------       --------        --------
Bank of Oklahoma, N.A.        $  305,841.05   $  305,841.05   $  159,346.40

Bank of America, N.A.         $  305,841.05   $  305,841.05   $  159,346.40

UMB Bank, N.A                 $  244,672.84   $  244,672.84   $  127,477.12

Firstar Bank, N.A.            $  183,504.63   $  183,504.63   $   95,607.84

Comerica Bank -- Texas        $  183,504.63   $  183,504.63   $   95,607.84

TOTAL                         $1,223,364.20   $1,223,364.20   $  637,385.60

                                   Exhibit C

                                REVOLVING NOTE


$17,000,000.00                                           Oklahoma City, Oklahoma
                                                      Effective January 15, 2001

         FOR VALUE RECEIVED, the undersigned CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Borrower") hereby unconditionally promises to pay to the order of BANK OF OKLAHOMA, N.A. (the "BOK"), UMB BANK, N.A., formerly known as UMB OKLAHOMA BANK ("UMB"), COMERICA BANK -- TEXAS ("COMERICA"), BANK OF AMERICA, N.A. ("BOA"), AND FIRSTAR BANK, N.A., formerly known as Firstar Bank Missouri, N.A. ("FIRSTAR"), at the offices of BANK OF OKLAHOMA, N.A. (the "Agent") in Oklahoma City, Oklahoma, for the ratable distribution to each of the referenced financial institutions, the principal sum of SEVENTEEN MILLION AND NO/100 DOLLARS ($17,000,000.00) or so much thereof as shall be advanced under the provisions of the Third Loan Modification and Forbearance Agreement dated as of the date hereof by and among the undersigned, each affiliate of the undersigned executing the agreement as a party thereto, the BOK, UMB,, Comerica, BOA, and Firstar (the "Forbearance Agreement"), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Forbearance Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other address as Bank shall designate in writing to Borrowers.

         The principal amount of this Note, or so much thereof as shall be disbursed thereunder and be unpaid and outstanding shall bear interest at the per annum rate of rates of interest set forth in the Forbearance Agreement. The rate of interest shall be calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year.

         Beginning January 31, 2001 and continuing on the last day of each month thereafter through the expiration and/or termination of the Forbearance Agreement, Borrower shall make a payment of all accrued interest on this Note . Any and all payments of principal shall be due and payable in full as set forth in the Forbearance Agreement.

         This Note is executed pursuant to the Forbearance Agreement, and is the "Swingline Note" referred to therein. Reference is made to the Forbearance Agreement for reductions to the Face Commitment (as such term is defined in the Forbearance Agreement), for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Forbearance Agreement, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have the immediate right to pursue all rights and remedies allowed it by law and by the Loan Documents (as such term is defined in the Forbearance Agreement.

         Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum rate of interest permitted by law (the "Maximum Rate"), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Forbearance Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Forbearance Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Oklahoma.

         THIS WRITTEN NOTE, THE FORBEARANCE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Note is one of a series of notes given to restate the accelerated indebtedness (but not in extinguishment of) evidenced by those certain promissory notes dated as of February 3, 2000, in the face amount of $100,000,000.00 executed by Borrower and payable to the order of the Banks in conjunction with that certain Restated Credit Agreement dated as of February 3, 2001.


         EXECUTED as of the date and year first above written.

                                    BORROWER:

                                    CMI CORPORATION,
                                    an Oklahoma corporation




                                    --------------------------------
                                    By: Jim D. Holland
                                    Title: Senior Vice President
                                           and Chief Financial Officer

               -----------------------------------------------------------
                               ADDENDUM TO REVOLVING NOTE
               -----------------------------------------------------------
                               (Swingline Revolving Note)
               -----------------------------------------------------------

               -----------------------------------------------------------
               The Revolving Note on which this Addendum is attached
               -----------------------------------------------------------
               is shared among the Banks as follows:
               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------
               Bank                      Percentage    Principal Amounts
               ----                      ----------    -----------------
               -----------------------------------------------------------

               -----------------------------------------------------------
               Bank of Oklahoma, N. A.       25%       $ 4,250,000.00
               -----------------------------------------------------------

               -----------------------------------------------------------
               Bank of America, N. A.        25%       $ 4,250,000.00
               -----------------------------------------------------------

               -----------------------------------------------------------
               UMB Bank, N. A.               20%       $ 3,400,000.00
               -----------------------------------------------------------

               -----------------------------------------------------------
               Firstar Bank, N. A.           15%       $ 2,550,000.00
               -----------------------------------------------------------

               -----------------------------------------------------------
               Comerica Bank -- Texas        15%       $ 2,550,000.00
               -----------------------------------------------------------

               -----------------------------------------------------------
               TOTAL                                   $17,000,000.00
               -----------------------------------------------------------

                                   Exhibit B

                                PROMISSORY NOTE


$_________________.00                                           January 15, 2001



          FOR VALUE RECEIVED, the undersigned CMI CORPORATION, an Oklahoma corporation (hereinafter referred to as the "Borrower") hereby unconditionally, jointly and severally, promises to pay to the order of BANK OF OKLAHOMA, N.A. (the "Bank") at the offices of BANK OF OKLAHOMA, N.A. (the "Agent") in Oklahoma City, Oklahoma, the principal sum of ____________________AND NO/100 DOLLARS ($__________.00) or so much thereof as shall be advanced under the provisions of the Third Loan Modification and Forbearance Agreement dated as of the date hereof by and among the undersigned, each affiliate of the undersigned executing the agreement as a party thereto, the Bank, UMB Bank, N.A., formerly known as UMB Oklahoma Bank, Comerica Bank --Texas, Bank of America, N.A., and Firstar Bank, N.A., formerly known as Firstar Bank Missouri, N.A. (the "Forbearance Agreement"), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Forbearance Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, or at such other address as Bank shall designate in writing to Borrowers. This promissory note ("Note") is expressly not a revolving note; once sums advanced hereunder have been repaid they cannot be reborrowed.

          The principal amount of this Note, or so much thereof as shall be disbursed thereunder and be unpaid and outstanding shall bear interest at the per annum rate of rates of interest set forth in the Forbearance Agreement. The rate of interest shall be calculated on the basis of the actual number of days elapsed, but computed as if each calendar year consisted of a 360-day year.

          Beginning January 31, 2001 and continuing on the last day of each month thereafter through the expiration and/or termination of the Forbearance Agreement, Borrower shall make a payment of all accrued interest on this Note . Borrower shall make principal payments based upon the schedule attached hereto as ADDENDUM TO PROMISSORY NOTE.

          This Note is one of the "Gap Notes" referred to in the Forbearance Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Forbearance Agreement.

          Except as otherwise set forth in the Forbearance Agreement, Maker and each surety, endorser, guarantor and every other party liable for payment of any sums of money payable on this Note, jointly and severally, waive demand for payment, presentment, protest, notice of protest and nonpayment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         No waiver by Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Bank; no delay or omission in the exercise or enforcement by Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Bank.

         Notwithstanding anything contained in this Note to the contrary, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated as the maximum interest rate allowed by law, and, in the event Bank ever receives, collects or applies as interest any amounts in excess of the amount permitted and calculated as the maximum interest rate allowed by law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest rate allowed by law, Maker and Bank shall, to the extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

         This Note is being executed and delivered, and is intended to be performed in the State of Oklahoma. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Oklahoma shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such disputes shall lie in any court of competent jurisdiction in Oklahoma County, Oklahoma.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

         THIS WRITTEN NOTE, THE FORBEARANCE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Note is one of a series of notes given to restate the accelerated indebtedness (but not in extinguishment of) evidenced by those certain promissory notes dated as of February 3, 2000, in the face amount of $100,000,000.00 executed by Borrower and payable to the order of the Banks in conjunction with that certain Restated Credit Agreement dated as of February 3, 2001.

         EXECUTED as of the date and year first above written.

                                    BORROWER:

                                    CMI CORPORATION,
                                    an Oklahoma corporation



                                    ---------------------------------
                                    By: Jim D. Holland
                                    Title: Senior Vice President
                                           and Chief Financial Officer

    ADDENDUM TO PROMISSORY NOTE

The Promissory Note on which this Addendum is attached is one of a series of five Term Notes, the original principal amounts of which and the required monthly principal payments on which are as follows:

                                                               Principal      Principal     Principal     Pricipal        Pricipal
                                               Original           Due            Due           Due           Due            Due
Bank                          Percentage  Principal Amounts    02/28/01        03/31/01      04/30/01     05/31/01        06/30/01
-------------------------     ----------  -----------------    --------        --------      --------     --------        --------
Bank of Oklahoma, N.A.           25%      $    3,832,008.45   $  45,619.15   $  45,619.15  $  45,619.15  $ 45,619.15  $    45,619.15
Bank of America, N.A.            25%      $    3,832,008.45   $  45,619.15   $  45,619.15  $  45,619.15  $ 45,619.15  $    45,619.15
UMB Bank, N.A                    20%      $    3,065,606.76   $  36,495.32   $  36,495.32  $  36,495.32  $ 36,495.32  $    36,495.32
Firstar Bank, N.A.               15%      $    2,299,205.07   $  27,371.49   $  27,371.49  $  27,371.49  $ 27,371.49  $    27,371.49
Comerica Bank -- Texas           15%      $    2,299,205.07   $  27,371.49   $  27,371.49  $  27,371.49  $ 27,371.49  $    27,371.49

TOTAL                                     $   15,328,033.80   $ 182,476.59   $ 182,476.59  $ 182,476.59  $182,476.59  $   182,476.59

                             Principal        Principal        Principal       Principal    Principal     Pricipal       Pricipal
                                Due              Due              Due             Due          Due           Due           Due
Bank                         07/31/01         08/31/01          09/30/01       10/31/01      11/30/01     12/31/01       01/31/02
-------------------------    --------         --------         ---------       ---------     --------     --------       --------
Bank of Oklahoma, N.A.     $ 45,619.15    $       45,619.15   $ 170,474.26   $ 170,474.26  $ 170,474.26  $170,474.26  $ 2,830,777.38
Bank of America, N.A.      $ 45,619.15    $       45,619.15   $ 170,474.26   $ 170,474.26  $ 170,474.26  $170,474.26  $ 2,830,777.38
UMB Bank, N.A              $ 36,495.32    $       36,495.32   $ 136,379.41   $ 136,379.41  $ 136,379.41  $136,379.41  $ 2,264,621.90
Firstar Bank, N.A.         $ 27,371.49    $       27,371.49   $ 102,284.56   $ 102,284.56  $ 102,284.56  $102,284.56  $ 1,698,466.43
Comerica Bank -- Texas     $ 27,371.49    $       27,371.49   $ 102,284.56   $ 102,284.56  $ 102,284.56  $102,284.56  $ 1,698,466.43

TOTAL                      $182,476.59    $      182,476.59   $ 681,897.04   $ 681,897.04  $ 681,897.04  $681,897.04  $11,323,109.50

                                   Exhibit E

                          Borrowing Base Certificate
                                CMI Corporation

Report # _________
For Period from _______________________ to _______________________

Account Receivables:
-------------------

1)   a.    Beginning of Period Accounts Receivable (Line 1a from previous Report)                          $         -
                                                                                                           --------------
     b.    Gross sales                                                                    $         -
                                                                                          --------------
     c.    Returns and allowances                                                         $         -
                                                                                          --------------
     d.    Plus net sales (line 1b minus line 1c)                                                          $         -
                                                                                                           --------------
     e.    Less: cash collections                                                                          $         -
                                                                                                           --------------
     f.    Less: write-offs                                                                                $         -
                                                                                                           --------------
     g.    Less: misc credits                                                                              $         -
                                                                                                           --------------
     h.    Plus: misc debits                                                                               $         -
                                                                                                           --------------
     i.    End of Period Accounts Receivable per Aging dated ___________                                   $         -
                                                                                                           --------------

2)   Less: Accounts Receivable Ineligibles (per attached Ineligibles Worksheet):                           $         -
                                                                                                           --------------

3)   Eligible Accounts Receivable (line 1 less line 2)                                                     $         -
                                                                                                           --------------
4)   Accounts Receivable Advance Rate                                                                            57.5701%
                                                                                                                           ---------
5)         Total Accounts Receivable Availability (line 3 multiplied by line 4)                                            $     -
                                                                                                                           ---------

Installment Contracts:
---------------------

6)   End of Period Installment Contracts per Aging dated ______________                                    $         -
                                                                                                           --------------

7)   Less: Installment Contracts Ineligibles (per attached Ineligibles Worksheet):                         $         -
                                                                                                           --------------

8)   Eligible Installment Contracts (line 6 less line 7)                                                   $         -
                                                                                                           --------------
9)   Installment Contracts Advance Rate                                                                          57.5701%
                                                                                                                           ---------
10)        Total Installment Contracts Availability (line 8 multiplied by line 9)                                          $     -
                                                                                                                           ---------

Finished Good Inventory:
-----------------------

11)  End of Period Finished Goods Inventory per Schedule dated ______________                              $         -
                                                                                                           --------------

12)  Less: Finished Goods Inventory Ineligibles (per attached Ineligibles Worksheet):                      $         -
                                                                                                           --------------

13)  Eligible Finished Goods Inventory (line 11 less line 12)                                              $         -
                                                                                                           --------------
14)  Finished Goods Inventory Advance Rate                                                                       57.5701%
                                                                                                                           ---------
15)        Total Finished Goods Inventory Availability (line 13 multiplied by line 14)                                     $     -
                                                                                                                           ---------

Fabricated Parts Inventory:
--------------------------

16)  End of Period Fabricated Parts Inventory per Schedule dated _____________                             $         -
                                                                                                           --------------

17)  Less: Fabricated Parts Inventory Ineligibles (per attached Ineligibles Worksheet):                    $         -
                                                                                                           --------------

18)  Eligible Fabricated Parts Inventory (line 16 less line 17)                                            $         -
                                                                                                           --------------
19)  Fabricated Parts Inventory Advance Rate                                                                     35.9813%
                                                                                                                           ---------
20)        Total Work In Fabricated Parts Availability (line 19 multiplied by line 19)                                     $     -
                                                                                                                           ---------

Work in Process Inventory:
-------------------------

21)  End of Period Work in Process Inventory per Schedule dated _____________                              $         -
                                                                                                           --------------

22)  Less: Work In Process Inventory Ineligibles (per attached Ineligibles Worksheet):                     $         -
                                                                                                           --------------

23)  Eligible Work in Process Inventory (line 21 less line 22)                                             $         -
                                                                                                           --------------
24)  Work In Process Inventory Advance Rate                                                                      35.9813%
                                                                                                                           ---------
25)        Total Work in Process Inventory Availability (line 23 multiplied by line 24)                                    $     -
                                                                                                                           ---------

Raw Materials Inventory:
-----------------------

26)  End of Period Raw Materials Inventory per Schedule dated _____________                                $         -
                                                                                                           --------------

27)  Less: Raw Materials Inventory Ineligibles (per attached Ineligibles Worksheet):                       $         -
                                                                                                           --------------

28)  Eligible Raw Materials Inventory (line 26 less line 27)                                               $         -
                                                                                                           --------------
29)  Raw Materials Inventory Advance Rate                                                                        35,9813%
                                                                                                                           ---------
30)        Total Raw Materials Inventory Availability (line 28 multiplied by line 29)                                      $     -
                                                                                                                           ---------

31)  Borrowing Base (add lines 5, 10, 15, 20, 25 and 30):                                 $         -
                                                                                          --------------
32)  Current Face Commitment                                                              $         -
                                                                                          --------------
                                                                                                                           ---------
33)        Revolving Commitment (Lesser of lines 31 or 32)                                                                 $     -
                                                                                                                           ---------

                                                                                                                           ---------
34)  Revolving Balance                                                                                                     $     -
                                                                                                                           ---------

                                                                                                                           ---------
35)                                         Available Commitment, if line 33 minus line 34 is positive, indicated here:    $     -
                                                                                                                           ---------

                                                                                                                           ---------
36)                                         Overage Amount, if line 33 minus line 34 is negative, indicated here:          $     -
                                                                                                                           ---------


     This Borrowing Base Certificate is delivered to Bank of Oklahoma, N. A. as Agent for Banks pursuant to that Third Loan Modification and Forbearance Agreement dated as of January 15, 2001. The undersigned hereby certifies, represents and warrants to Banks that he (or she) is an authorized officer of Borrower and in such capacity is authorized to execute and deliver this Borrowing Base Certificate on behalf of Borrower and that the information contained in this Borrowing Base Certificate is complete and accurate as of the date set forth below.

     Borrower: CMI Corporation

     By: ________________________________
     Name:
     Title:
     Date:

                                CMI Corporation
                     Borrowing Base Ineligibles Worksheet

    Accounts Receivable Ineligible Detail:                         Amount
    -------------------------------------                          ------
    Accounts * 60 days past due                                   $      -
                                                                  ----------
    Extended terms * 10 days past due                             $      -
                                                                  ----------
    20% past due rule                                             $      -
                                                                  ----------
    15% Concentration rule                                        $      -
                                                                  ----------
    Affiliated accounts                                           $      -
                                                                  ----------
    Contra accounts                                               $      -
                                                                  ----------
    Foreign accounts * $500,000 with no L/C                       $      -
                                                                  ----------
    Foreign subsidiaries accounts receivable                      $      -
                                                                  ----------
    Government accounts receivable                                $      -
                                                                  ----------
    Bankruptcy / insolvency accounts                              $      -
                                                                  ----------
    C-O-D accounts                                                $      -
                                                                  ----------
    Progress billings                                             $      -
                                                                  ----------
    Bill and holds where title has not passed                     $      -
                                                                  ----------
    Other ineligible accounts receivable                          $      -
                                                                  ----------
    Credit balances * 60 days past due date                       $      -
                                                                  ----------
    Credit balances * 10 days past due date                       $      -
                                                                  ----------
    Unapplied cash collections                                    $      -
                                                                  ----------
    Deposits                                                      $      -
                                                                  ----------
    Reconciling accounts receivable items                         $      -
                                                                  ----------
                Total Accounts Receivable Ineligibles:                             $        -
                                                                                   ==============
    Installment Contracts Ineligible Detail:                         Amount
    ---------------------------------------                          ------

    Installment contracts 2 payments past due                     $      -
                                                                  ----------
    Installment contracts not endorsed and held by Agent          $      -
                                                                  ----------
    Other ineligible installment contracts                        $      -
                                                                  ----------
    Deferred or unearned items                                    $      -
                                                                  ----------
    Reconciling installment contract items                        $      -
                                                                  ----------
                Total Installment Contract Ineligibles:                            $        -
                                                                                   ==============
    Finished Goods Inventory Ineligible Detail:
    ------------------------------------------

    Reserves - finished goods                                     $      -
                                                                  ----------
    Used inventory reserves                                       $      -
                                                                  ----------
    Rental inventory reserves                                     $      -
                                                                  ----------
    Consigned / demos not subject to perfected security interest  $      -
                                                                  ----------
    Laguna plant                                                  $      -
                                                                  ----------
    Off-site inventory not subject to perfected security interest $      -
                                                                  ----------
    Packaging/supplies                                            $      -
                                                                  ----------
    Slow-moving greater than two years                            $      -
                                                                  ----------
    Reconciling inventory items                                   $      -
                                                                  ----------
    Foreign subsidiary iventory                                   $      -
                                                                  ----------
    Other ineligible inventory                                    $      -
                                                                  ----------
                Total Finish Goods Inventory Ineligibles:                          $        -
                                                                                   ==============
    Fabricated Parts Inventory Ineligible Detail:
    --------------------------------------------

    Reserves-fabricated parts                                     $      -
                                                                  ----------
    Fabricated parts not service parts or finished components     $      -
                                                                  ----------
    Off-site inventory not subject to perfected security interest $      -
                                                                  ----------
    Packaging / supplies                                          $      -
                                                                  ----------
    Slow-moving greater than two years                            $      -
                                                                  ----------
    Reconciling inventory items                                   $      -
                                                                  ----------
    Foreign subsidiary inventory                                  $      -
                                                                  ----------
    Other ineligible inventory                                    $      -
                                                                  ----------
                Total Fabricated Parts Inventory Ineligibles:                      $        -
                                                                                   ==============
    Work In Process Inventory Ineligible Detail:
    --------------------------------------------

    Reserves - WIP                                                $      -
                                                                  ----------
    WIP over 4 weeks from completion                              $      -
                                                                  ----------
    Off-site inventory not subject to perfected security interest $      -
                                                                  ----------
    Packaging / supplies                                          $      -
                                                                  ----------
    Slow-moving greater than two years                            $      -
                                                                  ----------
    Reconciling inventory items                                   $      -
                                                                  ----------
    Foreign subsidiary inventory                                  $      -
                                                                  ----------
    Other ineligible inventory                                    $      -
                                                                  ----------
               Total Work in Process Inventory Ineligibles:                        $        -
                                                                                   ==============
    Raw Materials Inventory Ineligible Detail:
    ------------------------------------------

    Reserves-Raw materials                                        $      -
                                                                  ----------

    Off-site inventory not subject to perfected security interest $      -

                                                                  ----------
    Packaging / supplies                                          $      -
                                                                  ----------
    Slow-moving greater than two years                            $      -
                                                                  ----------
    Reconciling inventory items                                   $      -
                                                                  ----------
    Foreign subsidiary inventory                                  $      -
                                                                  ----------
    Other ineligible inventory                                    $      -
                                                                  ----------
               Total Raw Materials Inventory Ineligibles:                          $        -
                                                                                   ==============

* Denotes greater than

                                   Exhibit F

                               SECURITY AGREEMENT
                           (and Assignment of Rights)


     THIS SECURITY AGREEMENT ("this Security Agreement") is executed effective as of January 15, 2001, by MACHINERY INVESTMENT CORPORATION, an Oklahoma corporation ("machinery") in favor of BANK OF OKLAHOMA, N.A., a national banking association on its own behalf ("BOK") and as agent on behalf of BANK OF AMERICA, N.A., COMERICA BANK - TEXAS, Firstar Bank N.A., and UMB BANK, N.A. (collectively, the "Line of Credit Banks"), and BOK as Collateral Agent (the "Collateral Agent") on behalf of the Line of Credit Banks and PRINCIPAL LIFE INSURANCE COMPANY ("Principal") under and pursuant to that certain Intercreditor Agreement by and among the Line of Credit Banks (by and through BOK, as Agent), Principal, and CMI CORPORATION, an Oklahoma corporation ("Borrower") dated in June 2000 as amended by that certain First Amendment to Intercreditor Agreement of even date herewith (the "Intercreditor Agreement"). BOK in its representative capacities is hereinafter referred to as the "Secured Party".

     Section 1. Defined Terms. Unless the context otherwise requires,
                -------------
capitalized terms used in this Security Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Forbearance Agreements and/or the UCC, and the following terms shall have the following meanings:

          "Accounts" shall have the meaning assigned to such term in the UCC.

          "Chattel Paper" shall have the meaning assigned to such term in the UCC.

          "Collateral" shall have the meaning assigned to such term in Section 2 hereof.

          "Event of Default" shall mean the occurrence of any of the "Events of Default" as defined in the Forbearance Agreements.

          "Forbearance Agreements" shall mean that certain Third Loan Modification and Forbearance Agreement by and between the Line of Credit Banks, Borrower and certain of Borrower's Affiliates (the "Line of Credit Forbearance Agreement") and that certain Third Forbearance Agreement by and between Principal, Borrower and certain of Borrower's affiliates, both dated as of the date hereof (the "Principal Forbearance Agreement").

          "General Intangibles" shall have the meaning assigned to such term in the UCC.

          "Instruments" shall have the meaning assigned to such term in the UCC.

          "Loan Documents" shall mean the Forbearance Agreements, the Notes executed in conjunction therewith, this Security Agreement and all documents and instruments representing, evidencing or securing the Note.

          "Notes" shall mean (i) those certain promissory notes executed by Borrower and payable to the order of the Line of Credit Banks in conjunction with the Line of Credit Forbearance, and any and all renewals, modifications and extensions of such note, and any and all notes executed in substitution for such notes, and (ii) that (those) certain promissory note(s) executed by Borrower and payable to the order of Principal in conjunction with the Principal Forbearance Agreement, and any and all renewals, modifications and extensions of such note(s), and any and all notes executed in substitution for such note(s) .

          "Person" includes any individual, corporation, joint venture, general or limited partnership, trust, organization, association or other entity.

          "Sales Proceeds" means, as to any sale of any Collateral, the gross proceeds paid or to be paid to or received by Machinery, whether paid or payable in cash or to be paid pursuant to the terms of an agreement or debt instrument, less the reasonable and necessary expenses of such sale as approved by Bank.

          "Secured Indebtedness" shall have the meaning assigned to such term in
     Section 3 hereof.

          "UCC" shall mean Oklahoma's version of the Uniform Commercial Code found at 12A Okla. Stat. Section 9.101 et. seq..

          Section 2. Assignment and Grant of Security Interest. As collateral security for the prompt and complete payment of the Secured Indebtedness, and in order to induce the Lenders to enter into the Forbearance Agreements and to forbear as set forth therein, Machinery hereby assigns, mortgages, pledges and hypothecates to the Lenders, and hereby grants to the Lenders (or the Collateral Agent on behalf of all Lenders) a continuing security interest in, the assets and property of Machinery of the types described below, whether now owned or hereafter acquired, wherever located, howsoever arising or created, and whether now existing or hereafter arising, existing or created:

          (a) all Chattel Paper, Instruments, promissory notes in the actual or constructive possession of any Lender or of Machinery in trust for the Lenders, or in the possession of a third party on behalf of the Lenders, or in transit to or from the Collateral Agent, or designated by Machinery as collateral for the Secured Indebtedness (as defined in Section 3 hereof) (whether or not such collateral shall have been delivered to Collateral Agent on behalf of the Lenders), including, without limitation, all rights, titles and interests Machinery may now or hereafter have in and to any and all promissory notes, guaranties, deeds of trust, security agreements, insurance policies, title insurance policies, take-out commitments, commitments to purchase promissory notes secured by real property, equipment and / or inventory, other commitments, and other instruments, documents, or agreements relating thereto, delivered or to be delivered, to the Collateral Agent or to be held by Machinery in trust for the Lenders;

          (b) all money or other property of Machinery in the possession of any Lender including, without limitation, (i) Machinery's deposits with any Lender and (ii) the obligations of such Lender, as the case may be, to Machinery arising out of such deposits;

          (c) all Accounts and General Intangibles, relating to the foregoing;

          (d)    All Sales Proceeds;

          (e) All personal property, contract rights, accounts receivable, accounts and general intangibles of whatsoever kind relating to the Collateral, including, without limitation, the right to receive all hazard, private mortgage and title insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Collateral;

          (f) all of Machinery's property insurance maintained upon and protecting the assets and property described above;

          (g) all payments and prepayments of principal, interest, penalties and other income of payments due or to become due with respect to any and all promissory notes and related loan documents constituting the Collateral, including but not limited to, such payments deposited with Collateral Agent;

          (h) all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, accounting records and other records, information and data of Machinery relating to any of the foregoing; and

          (i) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to all and any of the property described above.

     All of the property described in clauses (a) through (i) above is hereinafter collectively called the "Collateral."

     Section 3. Secured Indebtedness.
                --------------------

     This security interest and assignment of rights is granted to secure the payment of:

          (i) All amounts owed to the Line of Credit Banks, Principal and the Collateral Agent pursuant to the respective Credit Agreements, Note Agreements or Security

     Agreements with Borrower and all obligations evidenced by the Forbearance Agreements and the Notes (the "Obligations");

          (ii) All costs reasonably incurred by the Collateral Agent (a) to obtain, preserve, perfect and enforce the security interest granted hereby and all other liens and security interests securing payment of the Obligations, (b) to collect the Obligations, and (c) to maintain, preserve and collect the Collateral, including, but not limited to, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses (including, without limitation, allocated costs for in-house legal services), rent, storage charges, advertising costs, brokerage fees and expenses of sale; and

          (iii) All renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

The loans, advances, indebtedness, obligations, liabilities and costs mentioned in this Section 3 are hereafter collectively referred to as the "Secured Indebtedness." All proceeds hereof shall be applied by the Collateral Agent to the Secured Indebtedness in accordance with the Forbearance Agreements.

     Section 4. Machinery's Warranties, Representations, Covenants and
                ------------------------------------------------------
Agreements. Machinery represents, warrants, covenants and agrees as follows:
----------
          (a) Machinery has the authority to execute, deliver and perform this Security Agreement and the execution and performance hereof has been authorized by all necessary action of Machinery.

          (b) There are no liens on any of the Collateral and there is no financing statement or other document creating or evidencing a lien now on file in any public office covering any of the Collateral, or any lien or encumbrance on any of the Collateral, whether such Collateral be real or personal, tangible or intangible, or whether Machinery is named or signed as "Borrower", "Debtor" or "Pledgor", and until the termination of this Security Agreement, Machinery shall not execute and there shall not be on file in any public office any such financing statement or statements, except as may have been or may hereafter be granted to the Lenders, and Machinery further agrees that it will not grant, permit or suffer to exist any security interest, lien or encumbrance upon any of the Collateral.

          (c) The chief executive office and principal place of business of Machinery is P.O. Box 1985, Oklahoma City, Oklahoma 73101-1985. Machinery's mailing address is the same. Machinery's Tax I.D. Number is 73-0788917.

          (d) Machinery shall, at its expense, make, procure, execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments, certificates and supplemental writings, and do and deliver all acts, things, writings and assurances as Collateral Agent may from time to time require in order to comply with the UCC, or any other applicable law, and to grant, defend, enforce, preserve and perfect the security interest hereby granted and the priority of such security interest.

          (e) In the event, for any reason, that the law of any jurisdiction other than the State of Oklahoma becomes or is applicable to the Collateral, or any part thereof, or to any of the Secured Indebtedness, Machinery agrees to execute and deliver all such instruments and to do all such other things as may be necessary or appropriate to preserve, protect and enforce the security interest or lien of the Lenders, under the law of such other jurisdiction, to at least the same extent as such security interest would be protected under the UCC.

          (f) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such Instrument shall be immediately pledged to the Collateral Agent on behalf of the Lenders hereunder and Machinery shall deliver to Collateral Agent such Instrument, duly endorsed in a manner satisfactory to the Collateral Agent.

          (g) Machinery covenants and warrants that when any of the Collateral becomes subject to this Security Agreement, Machinery is the 100% owner of said Collateral free and clear of claims or encumbrances by others and that Machinery has good right, title and authority to pledge, sell, transfer and assign the same.

          (h) Machinery warrants to Lenders that Machinery has granted to the Lenders a first priority security interest in and to the Collateral.

          (i) Unless otherwise approved in writing by the Lender, Machinery shall keep the Collateral free from any lien, attachment, security interest, sequestration, encumbrance, or any other legal or equitable process, or any encumbrance of any kind or character except as may be granted to the Lender.

          (j) Machinery shall promptly notify Collateral Agent of any change in any fact or circumstance warranted or represented by Machinery in this Security Agreement or in any other writing furnished by Machinery to Collateral Agent in connection with the Collateral or the Secured Indebtedness, and promptly notify Collateral Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interests herein granted, and, at the request of Collateral Agent appear in and defend, at Machinery's expense, any such action or proceeding.

          (k) Unless and until notified to the contrary by the Collateral Agent and except to the extent otherwise required under the Forbearance Agreements, Machinery shall promptly, at its expense deliver to the Collateral Agent, with appropriate endorsement or assignment, all instruments, Chattel Paper, monies, checks, notes, drafts and other evidence of indebtedness, or other property in the nature of items of payment representing proceeds of any of the Collateral which are then in, or may thereafter come into, Machinery's possession.

          (l) Machinery shall perform, at their sole cost and expense, any and all steps, and shall pay the amount of all reasonable expenses necessary to obtain, preserve, perfect, defend and enforce the security interest in any of the Collateral, collect the Secured Indebtedness, and preserve, defend, enforce and collect the Collateral.

          (m) Machinery shall punctually and properly perform all of Machinery's covenants and duties under any other security agreement, deed of trust, mortgage, collateral pledge agreement or contract of any kind, now or hereafter existing as security for or in connection with payment of the Secured Indebtedness, or any part thereof, and will pay the Secured Indebtedness in accordance with the terms thereof and in accordance with the terms of the promissory notes or other writings evidencing the Secured indebtedness, or any part thereof, and will promptly furnish the Collateral Agent with any information or writings which such Person may reasonably request concerning the Collateral.

          (n) Machinery shall promptly notify the Collateral Agent of any change in any fact or circumstance warranted or represented by Borrower in this Security Agreement or in any other writing furnished by Machinery to the Collateral Agent in connection with the Collateral or the Secured Indebtedness, and shall promptly notify the Collateral Agent of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interests herein granted, and, at the request of the Bank appear in and defend, at Machinery's expense, any such action or proceeding.

          (o) Should the Collateral, or any part thereof, ever be in any manner converted into another type of property or any money or other proceeds ever be paid or delivered to Machinery as a result of Machinery's rights in the Collateral, then, in any such event, all such property, money or other proceeds shall become part of the Collateral, and Machinery covenants to forthwith pay and deliver to Collateral Agent all of the same which are susceptible of delivery, and, at the same time, if Collateral Agent deems it necessary and so requests, Machinery will properly endorse or assign the same.

          (p) Machinery shall comply with all of its covenants and agreements contained in all instruments and documents evidencing and securing the Secured Indebtedness or any part thereof.

          (q) All of the representations and warranties made by Machinery in all instruments and documents evidencing and securing the Secured Indebtedness or any part thereof are true and correct.

          (r) All agreements constituting any of the Collateral are enforceable against the parties thereto and are in full force and effect and, except as otherwise expressly permitted under the Loan Documents, Machinery has delivered true and correct copies of all such agreements to the Collateral Agent.

          (s) Machinery shall promptly pay or cause to be paid, when due, all lawful claims, whether for labor, materials or otherwise, which might, or could if unpaid, become a lien or charge on the Collateral, unless and to the extent only that the same are being contested in good faith by appropriate proceedings, and notice thereof has been delivered to the Collateral Agent setting forth the nature and amount of the contested claim, and reserves adequate under GAAP have been established therefor.

          (t) Collateral Agent does not assume and shall never have any liability for the performance of any of the obligations of Machinery under the Collateral or any transaction, agreement or contract out of which the Collateral, or any portion thereof, arises.

     Section 5. Rights and Remedies of the Lenders and/or Collateral Agent.
                ----------------------------------------------------------

          (a) Subject to any cure periods provided in the Forbearance Agreements, the Collateral Agent, at any time, either before or after the occurrence of an Event of Default:

                    (i) May examine and inspect the Collateral at any time, wherever located; and

                    (ii) Shall have the right, together with such accountants and other agents as they may from time to time designate, to visit and inspect Machinery's properties, assets and books relating to the Collateral, and to discuss Machinery's affairs, finances and accounts relating to the Collateral with Machinery's employees, officers, directors and accountants, at such reasonable times as Collateral Agent may designate, and to make and take away copies of Machinery's records relating to the Collateral.

          (b) In the event of the occurrence of any Event of Default, the Lender's may, at their option, in addition to the rights and remedies provided in Section 5(a) hereof and in any of the other Loan Documents, without demand, presentment, protest, notice of protest and nonpayment, notice of intention to accelerate, notice of acceleration, or other notice of any kind (which are fully waived):

                    (i) Declare the entire unpaid balance of the principal of the Secured Indebtedness to be in default and immediately due and payable, together with all accrued and unpaid interest thereon, reasonable attorneys' fees and all other collection charges.

                    (ii) In addition to the rights and remedies provided in this Security Agreement, Forbearance Agreements or in any other Loan Document, invoke the rights and remedies of a secured party under the UCC and any and all other laws.

                    (iii) Take possession and dispose of all or any portion of the Collateral, at public or private sale, as a unit or in parcels, upon any terms and prices and in any order, free from any claim or right of any kind; and for such purpose the Lenders may maintain all or any part of the Collateral on Machinery's premises for such period of time as may be reasonably necessary without any charge whatsoever. Upon Collateral Agent's demand, Machinery will take all steps necessary to prepare the Collateral for and otherwise assist in any proposed disposition of the Collateral; and assemble the Collateral with respect to the Collateral and make it available to the Collateral Agent at a reasonably convenient location. Any disposition of the Collateral may be made by way of one or more contracts and at any such disposition it shall not be necessary to exhibit the Collateral. To enforce the rights granted to the Lenders pursuant to the terms of this Security Agreement, the Collateral Agent may take all actions reasonably necessary to take possession of the Collateral, and shall not be liable for damages to, or destruction of, persons or property in connection therewith and shall in no way be liable for any consequential damages (whatsoever be the proximate cause thereof) of any kind. In addition, in order to dispose of the Collateral and otherwise enforce the rights granted to it hereunder, the Lenders, by and through the Collateral Agent, may use, and advertise the Collateral for sale under, any and all trade names or service names attached to, fixed upon or made part of any of the Collateral.

                    (iv) After the occurrence of an Event of Default, the costs and expenses incurred by Lenders relative to the collection of any of the Secured Indebtedness and the exercise by the Lenders of their rights and remedies hereunder shall be added to and become part of the Secured Indebtedness.

                    (v) The rights, titles, interests, liens and securities of the Lenders hereunder shall be cumulative of all of the securities, rights, titles, interests or liens which the Lenders may now or at any time hereafter hold securing the payment of the Secured Indebtedness, or any part thereof.

                    (vi) The Collateral Agent is hereby expressly authorized to apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Machinery hereby expressly consents to any such appointment.

                    (vii) The Lenders shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Collateral Agent on behalf of the Lenders with respect to any of the Collateral, first, to the payment of all its reasonable expenses, including attorneys' fees and legal expenses, incurred in holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same, and next toward payment in full of the balance of the Secured Indebtedness in accordance with the Forbearance Agreements. The Collateral Agent shall account to Machinery for any surplus. If the proceeds are not sufficient to pay the Secured Indebtedness in full, such proceeds shall be applied to the Secured Indebtedness owing to the Lenders in accordance with the provisions of the Forbearance Agreements, and Machinery shall remain liable for any deficiency.

                    (viii) The Collateral Agent is hereby authorized, in its own name or the name of Machinery, at any time during the continuation of an Event of Default, to notify any or all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to the Collateral Agent, or such other person or officer as the Collateral Agent may require, whereupon the power and authority of Machinery to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated. With or without such general notification, the Collateral Agent may take or bring in Machinery's name or that of the Lenders all steps, actions, suits or proceedings deemed by the Collateral Agent necessary or desirable to effect possession or collection of the Collateral, including sums due or paid thereon, may complete any contract or agreement of Machinery in any way related to any of the Collateral, may make allowances or adjustments related to the Collateral, may compromise any claims related to the Collateral, may issue credit in its own name or the name of Machinery, and Collateral Agent may remove from Machinery's premises all documents, instruments, records, files or other items relating to the Collateral, and the Collateral Agent may, without cost or expense to the Collateral Agent, use Machinery's personnel, supplies and space to take possession of, administer, collect and dispose of the Collateral. Regardless of any provision hereof, however, the Lenders shall never be liable to Machinery for the failure of Lenders to collect or for their failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Collateral or sums due or paid thereon, nor shall Collateral Agent or any of the Lenders be under any obligation whatsoever to anyone by virtue of this Security Agreement, except to account for the funds that the Lenders shall actually receive hereunder.

          (c) Issuance by the Collateral Agent of a receipt to any person, firm, corporation or other entity obligated to pay any amounts to Machinery shall be a full and complete release, discharge and acquittance to such person, firm, corporation or other entity to the extent of any amount so paid to the Collateral Agent. The Collateral Agent is hereby authorized and empowered on behalf of Machinery to endorse the names of Machinery upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any person, firm, corporation or other entity to Borrower coming into the Collateral Agent's possession, and to receive and apply the proceeds therefrom in accordance with the provisions of the Forbearance Agreements. The Collateral Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of the Collateral Agent, at any time after the occurrence of an Event of Default, as shall be deemed by the Collateral Agent to be necessary or advisable, in the sole discretion of the Collateral Agent, to protect the security interest of the Lenders in the Collateral or the repayment of the indebtedness secured hereby, and the Collateral and the Lenders shall not incur any liability to Machinery in connection with or arising from the exercise by the Collateral Agent's exercise of such power of attorney.

Section 6. Miscellaneous.
           -------------

     (a) THIS SECURITY AGREEMENT IS EXECUTED AND DELIVERED IN, AND THE VALIDITY, ENFORCEABILITY AND INTERPRETATION OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

     (b)    Notices. All notices to be given or delivered hereunder shall be in
            -------
writing and shall be delivered either personally, by overnight courier, or by United States mail (postage prepaid), addressed to the intended recipient at the address given below:

If to Debtor:

     MACHINERY INVESTMENT CORPORATION.
     P.O. Box 1985
     Oklahoma City, OK 73108
     Attn: Jim D. Holland, Vice President

If to Secured Parties:  c/o Collateral Agent:

     Bank of Oklahoma, N.A.
     P.O. Box 2300
     Tulsa, Oklahoma 74192
     Attn: Paul Mesmer, Sr. Vice President

All notices given or delivered in accordance with this Section shall be effective on the date of actual delivery.

     (c) Regardless of any provision contained herein, or in any note, notes or other evidences of the Secured Indebtedness, or other instruments executed or delivered in connection therewith, the Lenders shall not be entitled to receive, collect or apply as interest on the Secured Indebtedness an amount which would be usurious and, to this end, in the event of the acceleration of the maturity of the Secured Indebtedness, or any item hereof, a proper credit shall be given for unearned interest and such unearned interest shall be immediately refunded to Machinery.

     (d) It is agreed that any custom or usage to the contrary notwithstanding, the Lenders shall have the right at all times to enforce the covenants and provisions of this

Security Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lenders in refraining from so doing at any time, or any acceptance by the Lenders of partial performance by Machinery. All rights and remedies of Lenders hereunder are cumulative of each other and of every other right or remedy which Lenders may have at law or in equity, or in any other contract or other writing for the enforcement of any security interest or the collection of the Secured Indebtedness, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     (e) This Security Agreement is binding upon Machinery and Machinery's receivers, trustees, successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and assigns. Lenders may assign their interest in this Security Agreement or any of their rights and powers hereunder, with all or any interest in the Secured Indebtedness hereby secured, and may assign and/or deliver to any such assignee any of the Collateral therefor and, may instruct the Lenders to hold for the benefit of such assignee any of the Collateral therefor.

     (f) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it exercises the same diligence in the care thereof which it exercises in the care of its own property.

     (g) Any notice of sale, disposition or other action by the Lenders required by the UCC and sent to Machinery at Machinery's address shown above, or at such other address as Borrower may have furnished the Collateral Agent in writing, at least ten (10) days prior to such action, shall constitute reasonable notice to Machinery. Any such notice shall be deemed to have been given on the day it is mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of Machinery.

     (h) No failure on the part of the Collateral Agent on behalf of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent on behalf of the Lenders of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     (i) This is a security agreement and assignment of rights and is not a delegation of duties. The Lenders shall not assume any of, and the Lenders shall not at any time ever be liable for, any of the obligations, duties, covenants, warranties, representations or other liabilities of Machinery in or under the Collateral or any transaction, agreement or contract out of which the Collateral, or any of it, arises.

     (j) All representations and warranties shall survive the date hereof and shall be deemed to have been made continuously.

     (k) Any provision of this Security Agreement found to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision of this Security Agreement.

     (l) If the Secured Indebtedness, or any part thereof, is given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, deed of trust, pledge, security agreement or other lien, the Lenders shall be, and hereby are, subrogated to all of the rights, titles, security interests and other liens securing the indebtedness so renewed, extended or paid.

     (m) This Security Agreement shall, after being executed by Machinery, be a valid and binding obligation of Machinery, whether or not the Collateral Agent or any Lender thereafter executes this Security Agreement.

     (n) This Security Agreement (either an original or copy) may be presented to filing officers for recordation as a financing statement or other document evidencing the security interest created hereunder.

     (o) In the event of a conflict between the provisions hereof and the provisions of the Forbearance Agreements, the provisions of such Forbearance Agreements shall be deemed to govern and control.

     (p) CONSENT TO JURISDICTION. MACHINERY HEREBY AGREES THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN OKLAHOMA COUNTY, OKLAHOMA. ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION MAY BE FILED IN OKLAHOMA COUNTY, OKLAHOMA, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THE LOAN DOCUMENTS SHALL BE IN OKLAHOMA COUNTY, OKLAHOMA, (III) PERSONAL JURISDICTION SHALL BE IN OKLAHOMA COUNTY, OKLAHOMA,
(IV) ANY ACTION OR PROCEEDING UNDER THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE COMMENCED AGAINST Machinery IN OKLAHOMA COUNTY, (V) SUCH ACTION MAY BE INSTITUTED IN THE COURTS OF THE STATE OF OKLAHOMA LOCATED IN OKLAHOMA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF OKLAHOMA LOCATED IN OKLAHOMA COUNTY, OKLAHOMA, AT THE OPTION OF THE BANK AND
(VI) MACHINERY HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO BE SUED ELSEWHERE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (q) THE FORBEARANCE AGREEMENTS AND THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH (INCLUDING THIS SECURITY AGREEMENT) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the day and year first set forth above.


MACHINERY:                                   MACHINERY INVESTMENT CORPORATION


                                             ___________________________________
                                             By: Jim D. Holland
                                             Title: Vice President


SECURED PARTY:                               BANK OF OKLAHOMA, N.A.,
                                             as Agent on behalf of the Line of
                                             Credit Banks


                                             ___________________________________
                                             By: Paul D. Mesmer
                                             Title: Senior Vice President

                                             PRINCIPAL LIFE INSURANCE COMPANY,
                                             an Iowa corporation

                                             By:  Principal Capital Management,
                                                  LLC a Delaware limited
                                                  liability company, its
                                                  authorized signatory


                                                  By:  _________________________
                                                  Its: _________________________
                                                  By:  _________________________
                                                  Its: _________________________



                                             PRINCIPAL LIFE INSURANCE COMPANY,
                                             ON BEHALF OF ONE OR MORE SEPARATE
                                             ACCOUNTS

                                             By: Principal Capital Management,
                                                 LLC a Delaware limited
                                                 liability company, its
                                                 authorized signatory


                                                 By:  _________________________
                                                 Its: _________________________
                                                 By:  _________________________
                                                 Its: _________________________

                                   Exhibit G

                              GUARANTY AGREEMENT

===================================================================================================================

                                                            EFFECTIVE DATE OF AGREEMENT:
                                                            January 15, 2001
-------------------------------------------------------------------------------------------------------------------
DEBTOR NAME AND ADDRESS:                                    LENDER NAME AND ADDRESS:

CMI Corporation, an Oklahoma corporation                    Bank of Oklahoma, N.A. for itself and as "Agent" on
P.O. Box 1985                                               behalf of all Banks which are signatory parties to the
Oklahoma City, Oklahoma 73101-1985                          Restated Credit Agreement
                                                            201 Robert S. Kerr
                                                            P.O. Box 24128
                                                            Oklahoma City, Oklahoma 73124
-------------------------------------------------------------------------------------------------------------------

GUARANTORS:

Machinery Investment Corporation, an Oklahoma corporation
("Machinery"), CMI Cedar Falls, Inc., an Iowa corporation
("Cedar"), CMI Johnson Corporation, an Illinois corporation
("Johnson"), Brownwood Ross Company, a Texas corporation
("Brownwood"), R M Barton Co., Inc., an Oklahoma corporation ("Barton"), and CMI International (U.K.), Ltd., a corporation organized pursuant to the laws of the United
Kingdom ("International")

===================================================================================================================

                                    RECITALS

     A. Simultaneously herewith, Debtor entered into that certain Third Loan Modification and Forbearance Agreement (the "Forbearance Agreement"), whereby the lending institution signatories hereto, as Banks, agreed to forbear from exercising remedies provided for in that certain Restated Credit Agreement dated as of February 3, 2000 as amended from time to time thereafter wherein the lending institutions extended credit to Debtor in the maximum aggregate principal amount at any time outstanding not to exceed the sum of One Hundred Million Dollars ($100,000,000.00) as evidenced by the promissory notes executed in conjunction therewith.

Capitalized terms used and not otherwise defined in this Restated Credit Agreement shall have the meanings given to them in the Credit Agreement.

     B. In connection with the Forbearance Agreement, Debtor has executed and delivered to the Banks the certain Base Revolving Notes, Swingline Note, Term Notes and Gap Notes (as defined in the Forbearance Agreement) in favor of each of such Banks aggregating the accelerated amount of the indebtedness due from Debtor in favor of Banks.

     FOR VALUE RECEIVED, and in consideration of any loan and in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof and for other financial accommodations made or given to Debtor by Lender, Machinery, Cedar, Johnson, Brownwood, Barton (collectively referred to herein as the "Guarantor") hereby guarantees absolutely and unconditionally, jointly and severally, the full and prompt payment when due, whether at maturity, by acceleration or otherwise, and at any and all times thereafter, of all indebtedness, liabilities and obligations evidenced by those certain promissory notes executed by Debtor pursuant to the terms of the Forbearance Agreement in favor of each Bank which is a party to the Credit Agreement, plus all accrued and unpaid interest thereon and all costs and expenses, including, but not limited to attorneys' fees, court costs and other legal expenses, paid or incurred by lender in collecting or endeavoring to collect such indebtedness or any part thereof and in enforcing this guaranty (all such indebtedness, liabilities and obligations including the debt evidenced by such promissory note, together with all extensions, renewals, replacements, rearrangements, changes in form and modifications thereof, being hereinafter collectively called the "Indebtedness"). Guarantor's obligation hereunder is an absolute, unconditional and continuing guaranty of payment of the Indebtedness.

(a)  Amount.  This guaranty is unlimited in amount. It is expressly agreed and
     ------
understood that all amounts recovered from Guarantor shall be over, above and in addition to any amounts recovered from any other source and applied to the Indebtedness.

(b)  Statement of Consideration.  Guarantor stipulates that Guarantor will
     --------------------------
receive substantial and valuable and direct consideration and benefits from the extension of credit by the Banks to Debtor and that it is in the Guarantor's best interest to enter into this guaranty.

(c)  Banks' Remedies.  In the event of (i) a default with respect to any portion
     ---------------
of the Indebtedness or under any promissory note executed by Debtor, or (ii) a breach of any of the covenants or agreements of Guarantor contained herein, or
(iii) a default or events of default under any loan agreement, credit agreement, pledge agreement, guaranty, mortgage or security agreement between or among the Debtor, the Guarantor and/or any Bank, or (iv) the sale, exchange or transfer of any of the interest of Guarantor in the Debtor, or (v) the business failure of Debtor or Guarantor or (vi) the appointment of a receiver, trustee, custodian or liquidator of any part of the property or assets of Debtor or Guarantor or (vii) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Debtor or Guarantor if not dismissed within 90 days, and even if such event shall occur at a time when any of the Indebtedness may not be due and payable, Guarantor agrees to pay the Banks forthwith the full amount which would be payable hereunder by Guarantor if all of the Indebtedness were then due and payable.

(d)  Continuing Nature of Guaranty.  Guarantor further agrees that this guaranty
     -----------------------------
shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Indebtedness to the Banks is rescinded or must otherwise be returned by any Bank upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment to such Bank had not been made.

(e)  Guarantor's Authorization to Lender.  All Banks may at any time and from
     -----------------------------------
time to time, without notice to Guarantor, take any or all of the following actions without affecting or impairing the liability of Guarantor on this guaranty: (i) renew, extend, restructure, modify, rearrange or change the form of the Indebtedness or the time of payment of all or any portion of the Indebtedness, (ii) sell, exchange, accept, substitute, impair ,release, surrender or realize upon or otherwise deal in any manner and in any order with any security or collateral for the Indebtedness, (iii) accept other guarantors or endorsers, (iv) release, compromise or settle with any person primarily or secondarily liable on the Indebtedness (including any maker, co-maker, endorser or guarantor), and (v) change, whether decrease or increase, the rate of interest due on the Indebtedness or the manner or place of payment. The liability of Guarantor under this guaranty shall in no way be affected or impaired by any failure, delay or omission in enforcing payment of the Indebtedness or this guaranty or any security to either the Indebtedness or for this guaranty. In order to hold Guarantor liable hereunder, there shall be no obligation on the part of the Banks, at any time, to resort for payment to the Debtor or any other guarantor, to seek or obtain a deficiency judgment against Debtor or to proceed against any security or collateral for the Indebtedness or this guaranty, and the Banks shall have the absolute, unconditional and continuing right to enforce this guaranty irrespective of whether or not other proceedings or steps are being taken against any property securing the Indebtedness or any other guarantor or any other party primarily or secondarily liable on any of the Indebtedness. Guarantor waives and relinquishes any right to set off or offset the fair market value of any collateral or security for the Indebtedness against Guarantor's liability hereunder should the Banks exercise their right to proceed directly against the Guarantor prior to proceeding against such collateral or security.

(f)  Relinquishment of Right of Offset. If the Banks elect to foreclose any lien
     ---------------------------------
in their favor, (i) the Banks are authorized to purchase all or any portion of collateral covered by such lien, and (ii) the amount of the sale proceeds received by the Banks to be applied against the Indebtedness shall be the actual net proceeds received from sale of any such collateral.

(g)  Application of Payments on Indebtedness. Any and all payments upon the
     ---------------------------------------
Indebtedness made by the Debtor, or by Guarantor, or by any other person, and the proceeds of any and all security for any of the Indebtedness may be applied by the Banks upon such of the items of the Indebtedness, and in such order, as the Banks may determine.

(h)  Guarantor Waivers. Until the Indebtedness is paid in full, Guarantor waives
     -----------------
notice of acceptance hereof by the Banks and further waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this guaranty, notice of any loans made, extensions or renewals granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this guaranty or the Indebtedness. GUARANTOR FURTHER WAIVES AND

RELINQUISHES ANY RIGHT OF REIMBURSEMENT, SUBROGATION, INDEMNIFICATION OR OTHER RECOURSE OR CLAIM, WHETHER CONTINGENT OR MATURED, WHICH GUARANTOR MAY HAVE AGAINST THE DEBTOR. IT IS THE EXPRESS INTENT OF GUARANTOR AND LENDER TO ELIMINATE ANY DEBTOR/CREDITOR RELATIONSHIP BETWEEN THE DEBTOR AND GUARANTOR. UNTIL THE INDEBTEDNESS IS PAID IN FULL, GUARANTOR HEREBY EXPRESSLY RELEASES AND WAIVES ANY AND ALL PRESENT AND FUTURE RIGHTS AS A CREDITOR OF DEBTOR IN ALL RESPECTS.

(i)  Guarantor's Representations and Warranties.  This guaranty shall bind the
     ------------------------------------------
heirs, successors and assigns of Guarantor and inure to the benefit of the Banks and their successors and assigns. This guaranty is deemed executed and delivered in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma. It is agreed that this guaranty was contracted for in the city set forth above as part of Agent's address, and this guaranty is hereby deemed to have been given when received and accepted by the Agent in such city. Guarantor hereby waives all objections to venue and consents and submits to the jurisdiction of any state or federal court sitting in such city or the county in which such city is located, or in any state or county in which real property securing any promissory note executed by Debtor is located in connection with any action instituted by the Banks by reason of or arising out of the execution, delivery or performance of any promissory note executed by Debtor or the collection of any of the Indebtedness or this guaranty. Wherever possible each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty. If Guarantor is a corporation, this guaranty has been duly authorized to be executed, delivered and performed by the undersigned corporate officers pursuant to all necessary corporate action of the board of directors of the Guarantor.

(j)  Waivers and Settlements.  All rights of the Banks are cumulative and not
     -----------------------
alternative to other rights and may be selectively and successively enforced by the Banks as they may elect or determine in the sole discretion of the Banks and such action(s) shall not be deemed a waiver or relinquishment of any other right or remedy held by the Banks. The Banks may settle with any one or more of the other parties for such sum or sums as it may see fit and release any of such other parties from all further liability to the Banks for such Indebtedness without impairing the right of the Banks to demand and collect the balance of such Indebtedness from others not so expressly released.

(k)  Further Representations.  Guarantor expressly represents and warrants to
     -----------------------
the Banks that at the time of the execution and delivery hereof to the Banks nothing exists to impair the effectiveness and the immediate taking effect of this guaranty as the sole and only agreement between Guarantor and the Banks with respect to guaranteeing payment of the Indebtedness.

(l)  Entire Agreement.  THE WHOLE OF THIS GUARANTY IS FULLY SET FORTH HEREIN AND
     ----------------
CONSTITUTES THE ENTIRE AGREEMENT OF THE GUARANTOR AND LENDER WITH RESPECT TO THIS GUARANTY, ALL DISCUSSIONS AND NEGOTIATIONS ARE MERGED INTO THIS AGREEMENT. BANK HAS NOT MADE ANY ORAL AGREEMENTS, PROMISES, OR "SIDE DEALS". This guaranty may only be modified by a written agreement by Bank and Guarantor. No officer, agent or employee of Bank has authority to modify this guaranty orally or to waive the provisions of this paragraph.

(m)  Successors and Assigns.  This guaranty shall inure to the benefit of the
     ----------------------
Bank's successors and assigns and shall be binding upon the personal representatives, heirs, successors and assigns of Guarantor. This guaranty is effective immediately upon execution. Guarantor hereby waives and irrevocably releases any claim that the delivery or effectiveness of this guaranty is conditional in any manner whatsoever.

(n)  Headings.  The headings of the sections of this Guaranty Agreement are
     --------
inserted for convenience only and shall not be deemed to constitute a part hereof.

(o)  Date.  This guaranty is made and entered into effective as of the date
     ----
first set forth above.

GUARANTOR SIGNATURE:

                                             MACHINERY INVESTMENT CORPORATION



                                             -----------------------------------
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                       CMI CEDAR FALLS, INC.




                                             -----------------------------------
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                        CMI JOHNSON CORPORATION



                                             -----------------------------------
                                             By: Jim D. Holland
                                             Title: Vice President

                                             Notice Address:
                                             P.O. Box 1985
                                             Oklahoma City, Oklahoma 73101-1985
                                             Fax: 405/787-6020

                                BROWNWOOD ROSS COMPANY




                                        -----------------------------------
                                        By: Jim D. Holland
                                        Title: Vice President

                                        Notice Address:
                                        P.O. Box 1985
                                        Oklahoma City, Oklahoma 73101-1985
                                        Fax: 405/787-6020

                                        CMI International (U.K.), Ltd.




                                        -----------------------------------
                                        By: Jim D. Holland
                                        Title:  Director

                                        Notice Address:
                                        P.O. Box 1985
                                        Oklahoma City, Oklahoma 73101-1985
                                        Fax: 405/787-6020

                                R.M. BARTON CO., INC.


                                        -----------------------------------
                                        By: Jim D. Holland
                                        Title: Vice President

                                        Notice Address:
                                        P.O. Box 1985
                                        Oklahoma City, Oklahoma 73101-1985
                                        Fax: 405/787-6020

                                    Exhibit H

Record and return to:

Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
Bank One Tower
100 North Broadway, Suite 2900
Oklahoma City, Oklahoma  73102
ATTN: Daniel J. Glover

                         MORTGAGE AND SECURITY AGREEMENT


A. THIS MORTGAGE AND SECURITY AGREEMENT made effective on January 15, 2001, by CMI CEDAR FALLS, INC., P.O. Box 1985, Oklahoma City, Oklahoma 73101-1985, (herein called "Mortgagor" and sometimes "Borrower"), to BANK OF OKLAHOMA, N.A., a national banking association (i) on its own behalf ("BOK" and in its representative capacities as hereafter described, the "Mortgagee") and as agent on behalf of BANK OF AMERICA, N.A., COMERICA BANK - TEXAS, FIRSTAR BANK, and UMB BANK, N.A. (collectively, the "Line of Credit Banks"), and (ii) as Collateral Agent (the "Collateral Agent") on behalf of the Line of Credit Banks and Principal Life Insurance Company ("Principal" and collectively with the Line of Credit Banks, the "Lenders") under and pursuant to that certain Intercreditor Agreement by and among the Line of Credit Banks, Principal, and Mortgagor dated in June 2000 as amended by that certain First Amendment to Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement")and each of their successors and assigns.

     Notice: This Mortgage secures credit in the amount of $660,000.00. Loans and advances up to this amount, together with interest are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

                                  WITNESSETH:

B. Borrower is justly indebted to the Line of Credit Banks and Principal as follows:

              1. all principal and interest due and owing pursuant to the those certain notes in favor of each of the Line of Credit Banks (the "Line of Credit Notes") executed in conjunction with or pursuant to that certain Third Loan Modification and Forbearance Agreement by and between CMI Corporation and each of the Line of Credit Banks dated as of the date hereof (the "Line of Credit Forbearance Agreement"); (ii) all principal and interest due and owing pursuant to that certain promissory note in favor of Principal (the "Principal Note") the repayment of which are currently governed by that certain Third Forbearance Agreement by and between Borrower and Principal (the "Principal Forbearance Agreement" and together with the Line of Credit Forbearance Agreement, the "Forbearance

     Agreements"), (iii) all fees, expenses, and charges (including but not limited to indemnification and reimbursement obligations and attorneys'
     fees) payable under the Forbearance Documents (hereafter defined), (iv) all amounts now existing or hereafter advanced by either the Line of Credit Banks or Principal, matured or unmatured, direct or contingent, to or for the benefit of Mortgagor, and (v) all other Obligations including, but not limited to, "Make Whole Premiums", as defined in the Forbearance Documents, and any renewals, extensions, or substitutions for any of the above. For the purposes hereof, the term "Forbearance Documents" shall mean the Forbearance Agreements, any loan or credit agreements, promissory notes, guaranty agreements, security agreements, mortgages, deeds of trust and all other instruments and documents executed and delivered in connection with, or to secure Mortgagor's obligations to the Line of Credit Banks and/or Principal, as the case may be, and as the same may be amended from time to time

     2. Any and all sums which may be expended by Mortgagee or which Mortgagee may be obligated to expend in order to cure any default of Mortgagor under this Mortgage or any other document evidencing or securing the Indebtedness, together with interest at the default rate (as set forth in the Forbearance Documents) on all such sums from the dates upon which Mortgagee may expend or become obligated to expend such.

     3. The covenants and obligations of Mortgagor contained in this Mortgage.

     4. The Line of Credit Notes in the combined principal amount of Seventy Three Million Nine Hundred Seventy Seven Thousand Five Hundred Seventy and No/100 Dollars ($73,977,570.00) from CMI to the Line of Credit Banks, which such Line of Credit Notes consist of the following (as such terms are defined in the Line of Credit Forbearance Agreement): (i) the Base Revolving Notes in the combined principal amount of $32,448,601.20; (ii) the Swingline Note in the principal amount of $17,000,000.00; (iii) the Term Notes in the combined principal amount of $15,328,033.80; and (iv) the Gap Notes in the combined principal amount of $9,200,935.00, which Line of Credit Notes are due and payable in full pursuant to the terms of the Line of Credit Forbearance Agreement and the payment by CMI to the Line of Credit Banks of all sums of money advanced or paid by the Line of Credit Banks to cure or correct or in consequence of any default by CMI or failure of CMI to comply with the terms, conditions, covenants, agreements and obligations of CMI contained in the Line of Credit Notes.

     5. The Principal Note in the principal amount of $28,822,429.37 from CMI to the Principal and the payment by CMI to Principal of all sums of money advanced or paid by Principal to cure or correct or in consequence of any default by CMI or failure of CMI to comply with the terms, conditions, covenants, agreements and obligations of CMI contained in the Principal Note.

     6. This Mortgage is also security for the payment of all other indebtedness of CMI to the Line of Credit Banks and Principal of whatever kind or character, now owing, or that hereafter become owing by CMI to the Line of Credit Banks and Principal, whether such indebtedness is evidenced by note, open account, overdraft, endorsement, surety, agreement, guaranty or otherwise, and all sums which may be advanced from time to time by the Line of Credit Banks and/or Principal to CMI and for the payment of all other extensions, renewals, substitutions and changes in form of the indebtedness represented by said Line of Credit Notes or Principal Note (the "Promissory Notes"), which extensions or renewals of said Promissory Notes, and this Mortgage may be made from time to time and for any term or terms with or without notice to Mortgagor.

         Collectively, the obligations referred to in Paragraphs 1-6 above are referred to herein as the "Indebtedness". Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Forbearance Documents.

C. NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Forbearance Documents, and all extensions, modifications and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Borrower to Lenders in connection with the Forbearance Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Borrower does by these presents sell mortgage and convey unto Lenders, their successors and assigns forever, that certain real estate and all of Borrower's estate, right, title and interest therein, located in the county of Black Hawk County, State of Iowa, more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), which Land,
   ---------                                              ----
together with the following described property, rights and interests, is collectively referred to herein as the "Premises".
                                        --------

D. Together with Borrower's interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily.

E. Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

F. Together with the right in the case of foreclosure hereunder of the encumbered property for Lenders to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof

G. Together with all right, title and interest of Borrower in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures now or hereafter owned by Borrower and attached to or contained in and used in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Borrower used or useful in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Borrower or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the "Improvements"); it being mutually
                                               ------------
agreed, intended and declared that all the aforesaid property owned by Borrower and placed by it on the Land or used in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be Land and covered by this Mortgage, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a "fixture" (as such term is defined in the Uniform Commercial Code) this Mortgage is hereby deemed to be, as well, a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in such property which Borrower hereby grants to Lenders as secured parties.

H. Together with all right, title and interest of Borrower, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Borrower, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises.

I. Together with all funds now or hereafter held by Lenders under any escrow security agreement or under any of the terms hereof, including but not limited to insurance proceeds from all insurance policies required to be maintained by Borrower under the Forbearance Documents, and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Borrower by reason of any damage to, destruction of or taking of the Premises or any part thereof, whether the same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a "Taking").
                                                                ------
J. TO HAVE AND TO HOLD the same unto the Lenders, their successors and assigns forever, for the purposes and uses herein expressed.

K. Borrower represents that it is the absolute owner in fee simple of the Premises described in Exhibit A, which Premises are free and clear of any liens or encumbrances except as set out in Exhibit B attached hereto, and except for taxes which are not yet due or delinquent. Borrower shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Lenders a valid first lien on all of the Premises, subject to the "Permitted Encumbrances" set forth in Exhibit B.
     ----------------------

L. Borrower further represents that (i) the Premises is not subject to any casualty damage; (ii) Borrower has not received any written notice of any eminent domain or condemnation proceeding affecting the Premises; and (iii) to the best of Borrower's knowledge, following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Borrower or any person or entity owning an interest (directly or indirectly) in Borrower ("Interest Owner(s)") or any property of Borrower or any
                          -----------------
Interest Owner in any court or before any arbitrator of any kind or before or by any governmental authority (whether local, state, federal or foreign) that, individually or in the aggregate, could reasonably be expected by Lenders to be material to the transaction contemplated hereby.

         BORROWER COVENANTS AND AGREES AS FOLLOWS:

1.       Borrower shall

         (a) pay each item of Indebtedness secured by this Mortgage when due according to the terms of the Forbearance Documents;

         (b) pay a late charge on any payment of principal, interest, Make Whole Premium or Indebtedness which is not paid on or before the due date thereof to cover the expense involved in handling such late payment;

         (c) pay on or before the due date thereof any Indebtedness permitted to be incurred by Borrower pursuant to the Forbearance Documents and any other claims which could become a lien on the Premises (unless otherwise specifically addressed in paragraph 1(e) hereof), and upon request of Lenders exhibit satisfactory evidence of the discharge thereof;

         (d) complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land;

         (e) manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair and free from mechanics' liens or other liens or claims for liens, provided however, that Borrower may in good faith, with reasonable diligence and upon written Notice to Lenders within ten (10) days after Borrower has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Borrower shall have obtained a bond over such lien or claim from a bonding company acceptable to Lenders which has the effect of removing such lien or collection of the claim or lien so contested; and (iv) Borrower shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such claim or lien, shall indemnify and hold Lenders and the Premises harmless from any loss for damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Lenders;

         (f) comply, and cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, "Legal Requirements");
                   ------------------

         (g) subject to the provisions of paragraph 6. hereof, promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction;

         (h) if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located;

         (i) do all things necessary to preserve and keep in full force and effect Lender's title insurance coverage insuring the lien of this Mortgage as a first and prior lien, subject only to the Permitted Encumbrances stated in Exhibit B and any other exceptions after the date of this Mortgage approved in writing by Lenders, including without limitation, delivering to Lenders not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note or any other Loan Document, any new policy or endorsement which may be required to assure Lenders of such continuing coverage; and

         (j) execute any and all documents which may be required to perfect the security interest granted by this Mortgage.

2.       Borrower shall not:


         (a) make any alteration or addition (other than normal repair and maintenance) to (i) the roof or any structural component of any Improvements on the Premises, or (ii) the building operating systems, including but not limited to the mechanical, electrical,

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                  heating, cooling or ventilation systems (other than
                  replacement with equal or better quality and capacity), without the prior written consent of Lenders, except such as are required by applicable Legal Requirements;

         (b) remove or demolish any material Improvements, or any portion thereof, which at any time constitutes a part of the Premises;

         (c) cause or permit any change to be made in the general use of the Premises without Lender's prior written consent;

         (d) initiate any or acquiesce to a zoning reclassification or material change in zoning without Lender's prior written consent. Borrower shall use all reasonable efforts to contest any such zoning reclassification or change;

         (e) make or permit any use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any person or entity or the public;

         (f)      allow any of the following to occur:

                  (i) a transfer of all or any portion of the Premises or any interest in the Premises; or

                  (ii) a transfer of any ownership interest in Borrower or any entity which owns, directly or indirectly, an interest in Borrower at any level of the ownership structure.

                  If any of such events occur, it shall be null and void and shall constitute an Event of Default under the Forbearance Documents.

                  It is understood and agreed that the Indebtedness evidenced by the Line of Credit Notes and the Principal Note is personal to Borrower and in accepting the same Lenders has relied upon what it perceived as the willingness and ability of Borrower to perform its obligations under the Forbearance Documents and the Environmental Indemnity and as lessor under the Leases of the Premises. Furthermore, Lenders may consent to a transfer and expressly waive Borrower's covenants contained in this paragraph 2.(f), in writing to Borrower; however any such consent and waiver shall not constitute any consent or waiver of such covenants as to any Transfer other than that for which the consent and waiver was expressly granted. Furthermore, Lender's willingness to consent to any Transfer and waive Borrower's covenants contained in this paragraph 2.(f), implies no standard of reasonableness in determining whether or not such consent shall be granted and the same may be based upon what Lenders solely deem to be in its best interest.

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

                  For purposes of this Mortgage, the following terms shall have the respective meanings set forth below:

                  "Transfer" or "Transferred" shall mean with respect to the Premises, an interest in the Premises, or an ownership interest or interest therein:

                  (i) a sale, assignment, transfer, conveyance or other disposition (whether voluntary, involuntary or by operation of law);

                  (ii) the creation, sufferance or granting of any lien, encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law), other than the lien hereof, the leases of the Premises assigned to Lenders, the Permitted Encumbrances and those liens which Borrower is contesting in accordance with the provisions of paragraph 1(e);
                  (iii) the issuance or other creation of ownership interests in an entity;
                  (iv) the reconstitution or conversion from one entity to another type of entity; or
                  (v) a merger, consolidation, reorganization or any other business combination.

           3. (a) Borrower shall pay or cause to be paid when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within 10 days following Lender's request, furnish to Lenders a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Borrower may, at its option, pay such tax, assessment or charge in installments.

              (b) If Borrower desires to contest any tax, assessment or charge relating to the Premises, Borrower may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that

                  (i) if contest of any tax, assessment or charge may be made without the payment thereof, and

                  (ii) such contest shall have the effect of preventing the
                       collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same,

                  then Borrower may in its discretion and upon the giving of written notice to Lenders of its intended action and upon the furnishing to Lenders of such security or bond as Lenders may require, contest any such tax, assessment or charge in good faith and

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

                  in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Borrower. In the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such tax, assessment or charge. Borrower shall indemnify and save harmless the Lenders and the Premises from any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lenders, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss.

           4. (a) Borrower shall at all times keep in force (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for perils covered by a causes of loss-special form insurance policy with an ordinance or law coverage endorsement containing both replacement cost and agreed amount endorsements or options; (ii) commercial general liability insurance naming Lenders as an additional insured protecting Borrower and Lenders against liability for bodily injury or property damage occurring in, on or adjacent to the Premises in commercially reasonable amounts, with a combined single limit of not less than One Million Dollars ($500,000.00) per occurrence with not less than a Two Million Dollar ($1,000,000.00) aggregate limit and excess umbrella liability insurance of not less than Twenty-five Million Dollars ($25,000,000.00); (iii) boiler and machinery insurance if the property has a boiler or is an office building; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months; (v) builders risk insurance during all periods of construction; and (vi) insurance against all other hazards as may be reasonably required by Lenders, including, without limitation, insurance against loss or damage by flood and earthquake.

              (b) All insurance shall be in form, content and amounts approved by Lenders and written by an insurance company or companies rated A, class size X/A, class size VIII or better in the most current issue of Best's Insurance Reports and which is licensed to do business in the state in which the Premises are located and domiciled in the United States or a governmental agency or instrumentality approved by Lenders. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lenders to collect any and all proceeds payable thereunder and shall include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lenders. All policies or certificates of insurance shall be delivered to and held by Lenders as further security for the payment of the Note and any other obligations arising under the Forbearance Documents, with evidence of renewal coverage delivered to Lenders at least 30 days before the expiration date of any policy. Borrower shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Forbearance Documents.

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

           5. (a) Upon request of Lenders, Borrower shall deposit with and pay to Lenders, on the Closing Date and/or on each payment date specified in the Note, sums calculated by Lenders for payment of the following as they become due and payable: (i) the estimated taxes and assessments assessed or levied against the Premises, and (ii) the estimated premiums for insurance required by the Forbearance Documents, excluding commercial general liability insurance. Lenders shall use such deposits to pay the taxes, assessments and premiums when the same become due. Borrower shall procure and deliver to Lenders, in advance, statements for such charges. If the total payments made by Borrower under this paragraph plus interest, if any, accrued thereon exceed the amount of payments actually made by Lenders for taxes, assessments and insurance premiums, such excess shall be credited by Lenders on subsequent deposits to be made by Borrower. If, however, the deposits are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lenders any amount necessary to make up the deficiency, five (5) business days before the date when payment of such taxes, assessments and insurance premiums shall be due. If at any time Borrower shall tender to Lenders, in accordance with the provisions of the Note secured by this Mortgage, full payment of the entire Indebtedness represented thereby, Lenders shall, in computing the amount of such Indebtedness, credit to the account of Borrower any balance remaining in the funds accumulated and held by Lenders under the provisions of this paragraph. If there is an Event of Default resulting in a public sale of the Premises, or if Lenders otherwise acquires the Premises after an Event of Default, Lenders shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the balance then remaining in the funds accumulated under this paragraph as a credit toward any delinquent or accrued taxes and then in such priority as Lenders elects to the other Indebtedness.

              (b) Any funds held under this paragraph shall not constitute any deposit or account of the Borrower or moneys to which the Borrower is entitled upon demand, or upon the mere passage of time, or sums to which Borrower is entitled to any interest or crediting of interest by virtue of Lender's mere possession of such deposits. Lenders shall not be required to segregate such deposits and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lenders or moneys which Lenders are holding on behalf of any other person or entity.

           6. In the event of any damage to or destruction of the Premises, or any part thereof:

              (a) Borrower will immediately notify Lenders thereof in the manner provided in this Mortgage for the giving of notices. Lenders shall have the right (which may be waived by Lenders in writing) to settle and adjust any claim under such insurance policies required to be maintained by Borrower. In all circumstances, the proceeds thereof shall be paid to Lenders and Lenders are authorized to collect and to give receipts therefor. Borrower agrees and acknowledges that such proceeds shall be held by Lenders without any allowance of interest and that in any bankruptcy proceeding of Borrower, all such proceeds shall be deemed to be "Cash Collateral" as that term is defined in Section 363 of the Bankruptcy Code. Provided that no Event of Default exists, Borrower shall have the right to participate in any settlement or adjustment; provided, however, that any settlement or adjustment shall be subject to the written approval of Lenders, not to be unreasonably withheld.

           (b) Such proceeds, after deducting therefrom any expenses incurred by Lenders in the collection thereof (including but not limited to reasonable attorneys' fees and costs), shall be applied by Lenders to pay the Indebtedness secured hereby including, but not limited to the Make Whole Premium, whether or not then due and payable, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due.

               Notwithstanding anything hereinabove to the contrary,

               (i) in the event a casualty occurs and no Event of Default exists, Lenders shall apply such proceeds as follows:

                      (A) If the aggregate amount of such proceeds is less than $50,000, Collateral Agent shall pay such proceeds directly to Borrower, to be held in trust for Lenders and applied to the cost of rebuilding and restoring the Premises.

                      (B) If the aggregate amount of such proceeds equals or exceeds $50,000 the Collateral Agent shall disburse such amounts of the proceeds as it reasonably deems necessary for the repair or replacement of the Premises, subject to the conditions set forth in paragraph 6(c) below.

               (ii) in the event an Event of Default exists or the conditions set forth in paragraph 6(c) are not met, then Lenders, in their sole and absolute discretion may either:

                      (A) declare the entire Indebtedness to be immediately due and payable and apply all such proceeds to pay the Indebtedness in such priority as Lenders elect, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due; or

                      (B) disburse such proceeds as Lenders reasonably deem necessary for the repair or replacement of the Premises subject to those conditions set

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

                              forth in paragraph 6(c) which Lenders in their sole and absolute discretion may require.

             (c) (i) In the event that Borrower is to be reimbursed out of the insurance proceeds or out of any award or payment received with respect to a Taking, Lenders shall from time to time make available such proceeds, subject to the following conditions: (a) there continues to exist no Event of Default; (b) the delivery to the Lenders of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Lenders may require and approve; (c) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (d) Lenders approve the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications. If said plans and specifications substantially comply with those previously approved by Lenders, Lender's approval shall not be unreasonably withheld; (e) if the amount of any insurance proceeds, award or other payment is insufficient to cover the cost of restoring and rebuilding the Premises, Borrower shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds; and (f) such other conditions to such disbursements, in Lender's discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located or which are otherwise required by any rating agency rating a securitization transaction with respect to the Loan.

                 (ii) No payment made by Lenders prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed 90% of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens. Any proceeds remaining after payment of the cost of rebuilding and restoration shall, at the option of Lenders, either be (a) applied in reduction of the Indebtedness secured hereby, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due, or
                      (b) paid to Borrower.

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

                (iii) Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all building codes and zoning requirements.

            (d) Should such damage or destruction occur after foreclosure or sale proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the Improvements, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lenders elect, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if he shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

         7. In the event of the commencement of a Taking affecting the Premises:

            (a) Borrower shall notify the Collateral Agent thereof in the manner provided in this Mortgage for the giving of notices. Lenders may participate in such proceeding, and Borrower shall deliver to the Collateral Agent all documents requested by it to permit such participation.

            (b) Borrower shall cause the proceeds of any award or other payment made relating to a Taking, to be paid directly to the Collateral Agent. Lenders, in their sole and absolute discretion: (i) may apply all such proceeds to pay the Indebtedness in such priority as Lenders elect, provided however, that if no Event of Default exists at the time of such application no Make Whole Premium shall be due; or (ii) subject to and in accordance with the provisions set forth in paragraph 6.(c) above, may disburse such amounts of the proceeds as Lenders reasonably deem necessary for the repair or replacement of the Premises.

         8. If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Borrower or of the Premises or of the Forbearance Agreements or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lenders in respect of the Indebtedness hereby secured or the making, recording and registration of this Mortgage or otherwise in connection with the Forbearance Documents, the Environmental Indemnity or the Forbearance Agreements, except for Lender's income or franchise taxes, Borrower covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Lenders, their successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee.

        9. (a) Upon the occurrence of any Event of Default, Lenders may, but need not, make any payment or perform any act herein required of Borrower, in any form and manner

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

               deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, and any other money advanced by Lenders to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid.

           (b) In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Lenders may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

       10. If one or more of the following events (herein called "Event(s) of Default") shall have occurred:


           (a) failure to pay when due any principal, interest, Make Whole Premium or other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Forbearance Documents or the Environmental Indemnity, and such failure shall have continued for 10 days; or

           (b) Borrower or any guarantor voluntarily brings or acquiesces to any of the following: (A) any action for dissolution, act of dissolution or dissolution or the like of Borrower, Interest Owner or any guarantor under the Federal Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Borrower or any guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law; or (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Borrower or any guarantor or of substantially all of the assets of Borrower or any guarantor; or

           (c) one or more of the items set forth in paragraph 10.(b) above occur which were either not (i) voluntarily brought by Borrower or any guarantor or (ii) acquiesced in by Borrower or any guarantor, and which are not discharged or dismissed within 90 days after the action, filing or appointment, as the case may be; or

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

           (d) with respect to the matters not described in the other subparagraphs of this paragraph 10., failure to duly observe or perform any covenant, condition or agreement of the Borrower or any guarantor contained in this Mortgage, the Forbearance Agreements or any of the Notes from Borrower to Lenders or in any other instrument or agreement which evidences or secures the Loan (the "Forbearance Documents"), or in the Environmental Indemnity; or

           (e) the failure of Borrower to duly observe or perform any of the covenants, conditions and agreements of the Borrower contained in paragraph 2.(f) of this Mortgage; or

           (f) any representation made by or on behalf of Borrower or any guarantor regarding the Premises, the making or delivery of any of the Forbearance Documents or the Environmental Indemnity or in any material written information provided by or on behalf of Borrower or any guarantor in connection with the Loan shall prove to be untrue or inaccurate in any material respect; or

           then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Lenders and without further notice to Borrower, become immediately due and payable together with accrued interest thereon, a Make Whole Premium calculated in accordance with the provisions of the Forbearance Documents and all other Indebtedness, and whether or not Lenders have exercised said option, interest shall accrue on the entire principal balance and any interest or Make Whole Premium or other Indebtedness then due, at the Default Rate until fully paid or if Lenders have not exercised said option, for the duration of any Event of Default.

       11. Borrower agrees that if Lenders accelerate the whole or any part of the principal sum hereby secured, or apply any proceeds pursuant to the provisions hereof, Borrower waives any right to prepay the principal sum hereby secured in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, a "Make Whole Premium". However, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance under the Notes, no Make Whole Premium shall be due so long as no Event of Default exists at the time of such application.

       12. Upon the occurrence of any Event of Default, in addition to any other rights or remedies provided in the Forbearance Documents, at law, in equity or otherwise, Lenders shall have the right to foreclose the lien hereof, and to the extent permitted herein and by applicable law to sell the Premises by sale independent of the foreclosure proceedings. In any suit to foreclose the lien hereof, and in any sale of the Premises, there shall be allowed and included as additional Indebtedness payable by Borrower to Lenders and secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Lenders for attorneys' fees and costs, including attorneys' fees and costs on appeal, appraisers' fees, expenditures for documentary and expert evidence, stenographer's charges, publication and advertising costs, survey costs, environmental audits and costs (which may be estimated as to items to be expended after the entry of any decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, torrens certificates and similar data and assurances with respect to title as Lenders deem reasonably necessary either to prosecute such suit or to consummate such sale or to evidence to bidders at any sale the true condition of the title to or the value of the Premises.

       13. The proceeds of any foreclosure sale, or other sale of the Premises in accordance with the terms hereof or as permitted by law, shall be distributed and applied in the following order of priority: first, to the payment of all costs and expenses incident to the foreclosure and/or sale proceedings, including all items as are mentioned in any preceding or succeeding paragraph hereof and second, as set forth in that certain Intercreditor Agreement, as amended, between the Borrower, the Line of Credit Banks and Principal.

       14. Following the occurrence of an Event of Default, unless the same has been specifically waived in writing, Borrower shall forthwith upon demand of Lenders surrender to the Collateral Agent for the ratable benefit of the Lenders possession of the Premises, and Lenders shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Lenders in their discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Borrower or the then owner of the Premises relating thereto, and may exclude Borrower, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Borrower, or in the name of Collateral Agent, for the ratable benefit of Lenders, and under the powers herein granted:

           (a) hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as they deem judicious, insure and reinsure the same and any risks related to Lender's possession, operation and management thereof and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Borrower; and

           (b) conduct leasing activity pursuant to the provisions of the Assignment of Leases.


           Lenders shall not be obligated to perform or discharge, nor do they hereby undertake to perform or discharge, any obligation, duty or liability under any Lease. Should Lenders incur any liability, loss or damage under any Leases, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Lenders or any one of them by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

       15. Lenders in the exercise of the rights and powers conferred upon them shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed in (a) - (c) below, at the election of Lenders and in such order as Lenders may determine. The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Lenders.

           (a) to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to the cost of management, leasing (which shall include reasonable compensation to Lenders and their agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises, (ii) premiums on insurance as hereinabove authorized, (iii) taxes and special assessments now due or which may hereafter become due on the Premises and (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Lenders, make it readily rentable;

           (b) to the payment of any principal, interest or any other Indebtedness secured hereby or any deficiency which may result from any foreclosure sale;

           (c) to the payment of established claims for damages, if any, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal.

           To the extent that the costs and expenses in (a) - (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.



       16. It is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of foreclosure of this Mortgage and sale of the property by sheriff's sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the State of Iowa may, in Lender's sole discretion, be reduced to six (6) months provided the Lenders, in such action files an election to waive any deficiency judgment against Borrower which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Borrower, and the time periods in Sections 628.5, 628.15 and 628.16 of the Iowa Code shall be reduced to four (4) months. It is further agreed that the period of redemption after a foreclosure of this Mortgage may, in Lender's sole discretion, be reduced to sixty (60) days if all of the three following contingencies develop: (1) the real estate is less than ten
           (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Lenders in such

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         action file an election to waive any deficiency judgment against
         Borrower or its successors in interest in such action. If the redemption period is so reduced, Borrower or their successors in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15 and
         628.16 of the Iowa code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Borrower shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

         Borrower represents that the Premises are not now and are not intended to be used for agricultural purposes as defined in Section 535.13 of the Iowa Code, nor are the Premises the residence of the Borrower, and that the period of redemption may be reduced as provided in Section
         628.28 of the Iowa Code.

17. Upon the occurrence of any Event of Default, unless the same has been specifically waived in writing, Lenders may apply to any court having jurisdiction for the appointment of a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Lender's security. Any one of the Lenders may be appointed as such receiver. The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collect such Rents. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its possession at Lender's election and in such order as Lenders may determine in payment in full or in part of those items listed in paragraph 15.

18.      (a)      Borrower agrees that all reasonable costs, charges and
                  expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Lenders arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Forbearance Documents, the Environmental
                  Indemnity or the Premises, shall be promptly paid by Borrower.
                  All such sums not promptly paid by Borrower shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

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

         (b) Borrower hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Mortgage, to the full extent that such rights can be lawfully waived, Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such person or entity, and agrees that neither Borrower nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lenders herein but will permit the exercise of such remedy as though any such laws had not been enacted. Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Mortgage.

19. Borrower hereby assigns to Lenders directly and absolutely, and not merely collaterally, the interest of Borrower as lessor under the Leases of the Premises, and the Rents payable under any Lease and/or with respect to the use of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof, subject only to a license, if any, granted by Lenders to Borrower with respect thereto prior to the occurrence of an Event of Default. Borrower has executed and delivered the Assignment of Leases which grants to Lenders specific rights and remedies in respect of said Leases and governs the collection of Rents thereunder and from the use of the Premises, and such rights and remedies so granted shall be cumulative of those granted herein.

         The collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Lenders at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Lenders of the right, power and authority herein conferred on Lenders. Nothing contained herein, including the exercise of any right, power or authority herein granted to Lenders, shall be, or be construed to be, an affirmation by Lenders of any tenancy, Lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, Lease or option. Borrower hereby agrees that, in the event Lenders exercise their rights as provided for in this paragraph or in the Assignment of Leases, Borrower waives any right to compensation for the use of Borrower's furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the Rents derived from the use of any such items shall be applied to Borrower's obligations hereunder as above provided.

20. All rights and remedies granted to Lenders in the Forbearance Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Lenders. No waiver of any default or Event of Default under any of the Forbearance Documents shall at any time thereafter be held to be a waiver of any rights of the Lenders hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Forbearance Documents are cumulative and may, at the election of Lenders, be exercised alternatively, successively, or concurrently. No act of Lenders shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion. Time is of the essence under this Mortgage and the Forbearance Documents.

21. By accepting payment of any sum secured hereby after its due date, Lenders do not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

22. The usury provisions of the Notes and the limitation of recourse liability provisions of the Notes are fully incorporated herein by reference as if the same were specifically stated here.

23. In the event one or more provisions of the Forbearance Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Forbearance Documents shall be construed as if any such provision had never been contained herein.

24. If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Lenders notwithstanding such variation or release.

25. Upon payment in full of the principal sum, interest and other Indebtedness secured by the Forbearance Documents, these presents shall be null and void, and Lenders shall release this Mortgage and the lien hereof by proper instrument executed in recordable form.

26. (a) Borrower hereby grants to the Collateral Agent and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times. The Collateral Agent shall make reasonable efforts to ensure that the operations of the tenants are not disrupted.

     (b) In connection with any sale or conveyance of this Mortgage, Borrower grants to Lenders and their respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct a Phase I environmental audit of the Premises.

     (c) In the event there has been an Event of Default or in the event Lenders have formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then Borrower grants to Lenders and their respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Borrower's expense, environmental tests of the Premises, including without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the "Tests").
                                                                       -----
          The scope of the Tests shall be such as Lenders, in their sole discretion, determines is necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Mortgage, or (iii) determine compliance with Environmental Laws, the provisions of the Forbearance Documents and the Environmental Indemnity and other matters relating thereto.

     (d) The foregoing licenses and authorizations are intended to be a means of protection of Lender's security interest in the Premises and not as participation in the management of the Premises.

27. Within 15 days after any written request by either party to this Mortgage, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Notes, the terms of payment, due dates and the date to which interest has been paid. Borrower shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby. Borrower shall also furnish to Lenders, within 30 days of its request therefor, tenant estoppel letters from such tenants of the Premises as Lenders may require.

28. Each notice, consent, request, report or other communication under this Mortgage or any other Forbearance Document (each a "Notice") which any
                                                         ------
     party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed to Borrower at its address given on the first page hereof or to Lenders at Bank of Oklahoma, N.A., Collateral Agent, 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attn: Paul Mesmer, or to such other place as either party may by written notice to the other hereafter designate as a place for service of notice.

29. This Mortgage and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Lenders and shall bind the heirs and permitted successors and assigns of Borrower.

30. Borrower has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Mortgage. Therefore, the terms of this Mortgage shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Mortgage against the interest of the party causing this Mortgage or any portion of it to be drafted. Borrower is entering into this Mortgage freely and voluntarily without any duress, economic or otherwise.

31, This Mortgage shall be governed by, and construed in accordance with the laws of the State of Iowa, without regard to its conflicts of law principles.

32. As used herein, the term "Default Rate" means a rate equal to those rates set forth in the Forbearance Documents as the default rate or the maximum rate allowed by applicable law.

33. BORROWER AND EACH LENDER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTIONS BROUGHT BY BORROWER OR ANY LENDER IN CONNECTION WITH THIS MORTGAGE, ANY OF THE FORBEARANCE DOCUMENTS, THE INDEBTEDNESS SECURED HEREBY, OR ANY OTHER STATEMENTS OR ACTIONS OF LENDERS.

34. This Mortgage and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose. Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System. This is not a purchase money mortgage where a seller is providing financing to a buyer for the payment of all or any portion of the purchase price, and the Premises secured hereby is not a residence or homestead or used for mining, grazing, agriculture, timber or farming purposes.

35. Unless Lenders shall otherwise direct in writing, Borrower shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lenders. The Lenders shall have the right to appear in such actions or proceedings. Borrower shall save Lenders harmless from all costs and expenses, including but not limited to, reasonable attorneys' fees and costs, and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lenders may be or become a party by reason hereof. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or the Forbearance Documents or otherwise purporting to affect the security hereof or the rights or powers of Lenders. All money paid or expended by Lenders in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Borrower without notice.

36. Upon the occurrence of an Event of Default, unless the same has been specifically waived in writing, all Rents collected or received by Borrower shall be accepted and held for Lenders in trust and shall not be commingled with the funds and property of Borrower, but shall be promptly paid over to the Collateral Agent for the ratable benefit of the Lenders.

37. This Mortgage may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

(Signature on next page)

         IN WITNESS WHEREOF, Borrower has caused this Mortgage to be duly executed and delivered as of the date first above written.

                                        CMI Cedar Falls, Inc:



                                        ______________________________________
                                        By: Jim D. Holland
                                        Title: Vice President


STATE OF OKLAHOMA   )
                    )    SS:
COUNTY OF OKLAHOMA  )


         The foregoing instrument was acknowledged before me the ___ day of February , 2001 by Jim D. Holland, Vice President of CMI Cedar Falls, Inc, on behalf of the corporation.

My Commission Expires:

                                                     ___________________
                                                        Notary Public
_________________

                                   EXHIBIT A

File No.: C 002470877

PARCEL 1:

All that part of Block 25 and the vacated alley in said Block 25, lying East of the right of way of the Chicago, Great Western Railroad, all in Taylor 2/nd/ Addition to the Town of Cedear Falls.

PARCEL 2:

That part of Lot 8, Block 25, Taylor 2/nd/ Addition to the Town of Cedar Falls, described as follows:

Commencing at a point on the South line of vacated 19/th/ Street, 50 feet Southeasterly, measured At right angles, from the centerline of the main track of the Chicago and North Western Transportation Company, as said main track centerline was originally located and established; thence South 13 degrees 30 minutes 25 seconds West, parallel with said main track, 30.00 feet to the point of beginning; thence North 83 degrees 28 minutes 42 seconds West, 3.00 feet; thence South 6 degrees 31 minutes 18 seconds West, 24.48 feet; thence North 13 degrees 30 minutes 25 seconds East, parallel with said main track, 24.67 feet to the point of beginning.

PARCEL 3:

That part of vacated 19/th/ Street, City of Cedar Falls, Black Hawk County, Iowa, lying Southeasterly of the Southeasterly right of way line of Chicago and North Western Railway Company and West of the West line of State Street, described as follows:

Commencing at the intersection of the Southerly right of way line of vacated 19/th/ Street and the Westerly right of way line of State Street; thence South 89 degrees 44 minutes 14 seconds West, along said Southerly right of way line of vacated 19th Street, 100.00 feet to the point of beginning; thence Sousth 89 degrees 44 minutes 14 seconds West, along said Southerly right of way line,
84.04 feet to the Southeasterly right of way line of the Chicago and North Western Railway Company, which line is 50.00 feet normally distance from the center of the main track; thence North 13 degrees 30 minutes 25 seconds East, along said Southeasterly line, 10.00 feet; thence South 83 degrees 28 minutes 42 seconds East, 82.21 feet to the point of beginning. The Westerly right of way line of State Street isassumed to bear South 00 degrees 00 minutes 00 seconds West.

Abstract.

                                   EXHIBIT B


Terms and conditions of and easement created in Easement Agreement dated March 11, 1988 filed March 24, 1988 in Book 10 of Easements, Page 66 as amended by Amendment to Easement Agreement dated February 7, 1997, filed in February 7, 1997 in Book 14 of Easements, Page 82